FORM OF PARTICIPATION AGREEMENT
                         -------------------------------

                             PARTICIPATION AGREEMENT
                           (Searles Valley Trust 1996)

                            dated as of July 15, 1996

                                      among

                        NORTH AMERICAN CHEMICAL COMPANY,


                      HARRIS CHEMICAL NORTH AMERICA, INC.,


                              [OWNER PARTICIPANT],


                                       and

                     U.S. TRUST COMPANY OF CALIFORNIA, N.A.,

               not in its individual capacity, except as otherwise
                    expressly provided herein, but solely as
                  owner trustee under the Trust Agreement that
                       creates the trust identified under
                                the title hereof.

                                TABLE OF CONTENTS

     Section                                                               Page
     -------                                                               ----

                                  INTRODUCTION                                1

                                    ARTICLE I

                                   DEFINITIONS
                                                                              2


                                   ARTICLE II

                                     CLOSING
                                                                              2
     Section 2.1  Transaction...............................................  2
     Section 2.2  Closing Date Notice.......................................  4


                                   ARTICLE III

                                   ADJUSTMENTS
                                                                              4
     Section 3.1  Assumptions in Computing Interim and Basic Rent...........  4
     Section 3.2  Making of Adjustments.....................................  4
     Section 3.3  Procedures for Adjustments................................  5
     Section 3.4  Adjustment to the Stated Amount...........................  6
     Section 4.1  Conditions Precedent to Obligations of Owner Participant
                  and Owner Trustee.........................................  6
     Section 4.2  Additional Conditions Precedent to Obligations of Owner
                  Participant............................................... 12
     Section 4.3  Conditions Precedent to Obligations of NACC and HCNA...... 13


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                                                             15
     Section 5.1  Representations and Warranties of NACC.................... 15
     Section 5.2  Representations and Warranties of HCNA.................... 25
     Section 5.4  [Reserved.]............................................... 30
     Section 5.5  Representations and Warranties of Trust Company and Owner
                  Trustee................................................... 30

                                TABLE OF CONTENTS

     Section                                                               Page
     -------                                                               ----


     Section 5.6  Offerings by Parties...................................... 31
     Section 5.7  Representations and Warranties Regarding Investment....... 32


                                   ARTICLE VI

                                    COVENANTS
                                                                             32
     Section 6.1  Covenants of NACC......................................... 32
     Section 6.2  Covenants of HCNA During Basic Term....................... 45
     Section 6.3  Covenants of HCNA After Basic Term........................ 55
     Section 6.4  Covenants of Owner Participant and Owner Trustee.......... 57
     Section 6.5  Special Termination Event................................. 61


                                   ARTICLE VII

                                 INDEMNIFICATION                             62
     Section 7.1  General Indemnity......................................... 62
     Section 7.2  Exceptions................................................ 63
     Section 7.3  Procedures................................................ 64
     Section 7.4  General Tax Indemnity..................................... 66
     Section 7.5  Survival.................................................. 73


                                  ARTICLE VIII

                    LIMITATION OF LIABILITY OF OWNER TRUSTEE
                                                                             73


                                   ARTICLE IX

                                  MISCELLANEOUS
                                                                             74
     Section 9.1  Notices................................................... 74
     Section 9.2  Counterparts; Reproduction of Documents................... 76
     Section 9.3  Further Assurances........................................ 76
     Section 9.4  Quiet Enjoyment........................................... 76
     Section 9.5  Survival.................................................. 76

                                TABLE OF CONTENTS

     Section                                                               Page
     -------                                                               ----


     Section 9.6  Confidentiality........................................... 76
     Section 9.7  Intentionally Omitted..................................... 77
     Section 9.8  Amendments................................................ 77
     Section 9.9  Headings, etc............................................. 78
     Section 9.10 Successors and Assigns.................................... 78
     Section 9.11 Governing Law; Consent to Jurisdiction; Service of
                  Process; Waiver of Immunities............................. 78
     Section 9.12 Severability.............................................. 79
     Section 9.13 Waiver of Trial by Jury................................... 79
     Section 9.14 Obligation of Owner Participant to Return Letter of
                  Credit.................................................... 79

EXHIBITS

Annex A           -        Schedule of Definitions

Exhibit A         -        Form of Argus Utility Bill of Sale
Exhibit B         -        Form of Argus Utility Deed of Improvements
Exhibit C         -        Form of Lease
Exhibit D         -        Form of Site Lease
Exhibit E         -        Form of Power Contract Trust Agreement
Exhibit F         -        Form of Power Contract Assignment
Exhibit G         -        Reserved
Exhibit H         -        Form of Trust Agreement
Exhibit I         -        Form of Tax Indemnity Agreement
Exhibit J         -        Reserved
Exhibit K         -        Form of HCNA Guaranty
Exhibit L         -        Form of OP Parent Guaranty
Exhibit M         -        Form of Services Agreement
Exhibit N         -        Form of Letter of Credit
Exhibit O         -        Form of Memorandum of Lease
Exhibit P         -        Form of Memorandum of Site Lease (Parcel A-1)
Exhibit P-1       -        Form of Memorandum of Site Lease (Parcel B-1)
Exhibit P-2       -        Form of Easement
Exhibit P-3       -        Form of License
Exhibit Q         -        Form of Opinion of Special Counsel to NACC and HCNA
Exhibit R         -        Form of Opinion of Special California Counsel to NACC
                           and HCNA
Exhibit S         -        Form of Opinion of Special Counsel to Owner Trustee
                           and Power Contract Trustee
Exhibit T         -        Form of Opinion of Special Counsel to Owner
                           Participant
Exhibit U         -        Form of Opinion of General Counsel of Owner
                           Participant
Exhibit V         -        Form of Opinion of Special California Counsel to
                           Owner Participant
Exhibit W-1       -        Form of Special New York Counsel to Letter of Credit
                           Issuer
Exhibit W-2       -        Form of Special English Counsel to Letter of Credit
                           Issuer
Exhibit X         -        Form of Babcock & Brown, Inc. Letter
Exhibit Y         -        Form of Lessor Security Agreement
Exhibit Z         -        Form of Account Bank Agreement
Exhibit AA        -        Form of Transfer Agreement
Exhibit BB        -        HCNA Letter

Schedule I        -        Pricing Assumptions
Schedule II       -        Certain Permitted Liens
Schedule 4.1(l)   -        Environmental Approvals
Schedule 4.1(o)   -        Filings
Schedule 5.1(c)   -        Consents

Schedule 5.1(q)   -        Condition of Facility
Schedule 5.1(u)   -        Environmental Compliance
Schedule 5.1(aa)  -        Restrictions and Covenants
Schedule 5.1(bb)  -        Pending Assessments

                             PARTICIPATION AGREEMENT
                           (Searles Valley Trust 1996)

                  PARTICIPATION AGREEMENT dated as of July 15, 1996 (this "Participation Agreement") among (i) NORTH AMERICAN CHEMICAL COMPANY, a Delaware corporation ("NACC"), (ii) HARRIS CHEMICAL NORTH AMERICA, INC., a Delaware corporation ("HCNA"), (iii) [OWNER PARTICIPANT], a New York corporation ("Owner Participant") and (iv) U.S. TRUST COMPANY OF CALIFORNIA, N.A., a national banking association, not in its individual capacity, except as otherwise expressly provided herein but solely as trustee under the Trust Agreement that creates the trust identified under the title hereof ("Owner Trustee").

                                  INTRODUCTION

                  A. Upon purchasing the Undivided Interest in the Facility and entering into the Site Lease, Owner Trustee will lease the Undivided Interest in the Facility and sublease the Leasehold Estate to NACC pursuant to the Lease.

                  B. Subject to the terms and conditions hereof, on the Closing Date the parties contemplate that (i) NACC will execute and deliver to Owner Trustee the Argus Utility Bill of Sale and Argus Utility Deed of Improvements pursuant to which NACC will grant and convey to Owner Trustee good, marketable (to the extent the same constitutes real property) and indefeasible title to the Undivided Interest in the Facility; (ii) Owner Trustee will purchase from and pay NACC for the Undivided Interest in the Facility pursuant to the Argus Utility Bill of Sale and Argus Utility Deed of Improvements; (iii) NACC will lease the Undivided Interest in the Site to Owner Trustee pursuant to the Site Lease, will enter into the Easement and the License with Owner Trustee and will enter into the Services Agreement with Owner Trustee and the Other Owner Trustee providing for, among other things, the provision of certain facilities, services and supplies necessary for the operation of the Facility; (iv) Owner Trustee and NACC will enter into the Lease providing for the lease of the Undivided Interest in the Facility and the sublease of the Leasehold Estate; (v) Owner Participant, Other Owner Participant and Power Contract Trustee will enter into the Power Contract Trust Agreement; (vi) Owner Trustee, Other Owner Trustee, Power
Contract Trustee and NACC will enter into the Power Contract Assignment providing for the assignment of the Power Purchase Agreements; (vii) NACC and Owner Participant will enter into the Tax Indemnity Agreement; and (viii) HCNA will execute and deliver the HCNA Guaranty to Owner Trustee and Owner Participant.

                  NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Capitalized terms used (including those used in the forgoing recitals) but not defined herein shall have the meanings assigned to them in Annex A hereto, which Annex A shall for all purposes constitute part of this Participation Agreement and shall be subject to amendment in accordance with the terms hereof. All references to Sections, Schedules and Exhibits herein are to Sections, Schedules and Exhibits to this Participation Agreement unless otherwise indicated.


                                   ARTICLE II

                                     CLOSING

                  Section 2.1 Transaction. Subject to the terms and conditions hereof, the following transactions (the "Closing") shall occur and be closed at the offices of Hunton & Williams, 200 Park Avenue, New York, New York 10166-0136, or such other location in New York as may be determined by the Owner Participant and NACC, at 11:00 a.m., New York time, on the Closing Date, which transactions shall be deemed to have occurred simultaneously.

                  (a) Owner Participant's Commitment. Owner Participant shall contribute to Owner Trustee an amount equal to the Facility Cost (the "Commitment"), and Owner Participant hereby agrees that its making available the amount of its Commitment to Owner Trustee for the purchase of an Undivided Interest in the Facility in accordance with the terms of this Section 2.1 shall constitute, without further act, authorization or direction by Owner Participant to Owner Trustee, subject, to the conditions set forth in Sections 4.1 and 4.2 having been fulfilled to the satisfaction of Owner Participant or waived by Owner Participant, to take the actions specified in Section 2.1 of the Trust Agreement with respect to the Undivided Interest in the Facility.

                  (b) Purchase and Lease of Facility. Owner Trustee shall purchase from NACC, and NACC shall sell to Owner Trustee, the Undivided Interest in the Facility for an aggregate purchase price equal to the Facility Cost, and to evidence such sale, NACC shall execute and deliver to Owner Trustee the Argus Utility Bill of Sale substantially in the form of Exhibit A and the Argus Utility Deed of Improvements substantially in the form of Exhibit B; and NACC and Owner Trustee shall enter into the Lease substantially in the form of Exhibit C, pursuant to which Owner Trustee immediately shall lease the Undivided Interest in the Facility to NACC.

                  (c) Purchase, Lease and Sublease of Site. NACC and Owner Trustee shall enter into the Site Lease substantially in the form of Exhibit D pursuant to which NACC shall lease an Undivided Interest in the Site to Owner Trustee; and Owner Trustee shall sublease the Leasehold Estate to NACC pursuant to the Lease.

                  (d) Power Contract Trust Agreement. Owner Participant, the Other Owner Participant and Power Contract Trustee shall enter into the Power Contract Trust Agreement substantially in the form of Exhibit E.

                  (e) Assignment and Sub-Assignment of Power Purchase Agreements. NACC and Power Contract Trustee shall enter into the Power Contract Assignment substantially in the form of Exhibit F pursuant to which NACC shall assign its right, title and interest in the Power Purchase Agreements to Power Contract Trustee; and Power Contract Trustee shall then sub-assign back its right, title and interest in the Power Purchase Agreements to NACC, which assignment and sub-assignment shall be consented to by the Power Purchaser.

                  (f) Other Agreements. The Persons identified therein as parties thereto shall execute and deliver to each other the following:

                             (i) the Trust Agreement substantially in the form of Exhibit H;

                             (ii) the Tax Indemnity Agreement substantially in the form of Exhibit I;

                             (iii) the HCNA Guaranty substantially in the form of Exhibit K;

                             (iv)   [Reserved.];

                             (v) the Services Agreement substantially in the form of Exhibit M;

                             (vi) the Letter of Credit substantially in the form of Exhibit N;

                             (vii) the Memorandum of Lease substantially in the form of Exhibit O;

                             (viii) the  Memorandum  of Site Lease  (Parcel A-1)
                  substantially in the form of Exhibit P;

                             (ix) the Memorandum of Site Lease (Parcel B-1) substantially in the form of Exhibit P-1;

                             (x) the Easement substantially in the form of Exhibit P-2; and

                             (xi) the License substantially in the form of Exhibit P-3.

                  (g) Payment. Upon receipt of Owner Participant's Commitment described in Section 2.1(a), Owner Trustee shall pay an amount equal to Facility Cost to NACC, in immediately available funds, at its account specified in Section 9.1 in consideration of the sale of the Undivided Interest in the Facility and the Undivided Interest in the Power Purchase Agreements assigned to the Power Contract Trustee pursuant to the Power Contract Assignment, and NACC acknowledges and agrees that the making of the payment contemplated by
         Section 2.1(b) satisfies all obligations to such party in respect of any such payments due to it at the Closing. The obligations of NACC, HCNA, Owner Trustee and Owner Participant under this Section 2.1 or elsewhere in the Operative Documents shall be separate, independent and several, not joint, obligations and none of the parties shall be liable or responsible for the acts or defaults of any other party hereunder. Transaction Costs shall be payable pursuant to Section 6.4(b).

                  Section 2.2 Closing Date Notice. The Closing of the transactions contemplated by Section 2.1 shall occur on a date specified in a notice from NACC to Owner Participant and Owner Trustee at least three (3) Business Days prior to the scheduled Closing Date; provided, however, that the Closing Date shall be a Business Day occurring on or before July 15, 1996. Such notice may be by facsimile transmission (promptly confirmed) and shall specify the proposed Closing Date.


                                   ARTICLE III

                                   ADJUSTMENTS

                  Section 3.1 Assumptions in Computing Interim and Basic Rent. The Interim and Basic Rent amounts set forth in Schedule III to the Lease, Stipulated Loss Values set forth in Schedule IV to the Lease and the "Stated Amounts" set forth in Exhibit B to the form of Letter of Credit attached hereto as Exhibit N, were calculated by Owner Participant on the basis of the assumptions set forth in Section 3 of the Tax Indemnity Agreement (the "Tax Assumptions") and, in addition thereto, the assumptions set forth in Schedule I (the "Pricing Assumptions").

                  Section 3.2 Making of Adjustments.  In the event that:

                  (a) on or prior to the Closing Date (i) there occurs a change in the Tax Assumptions or the Pricing Assumptions or (ii) there occurs a Tax Law Change that is enacted after April 26, 1996.

                  (b) the Closing Date is other than July 15 or the Transaction Costs are greater or less than the amount of Transaction Costs set forth in the Pricing Assumptions; or

                  (c) NACC becomes obligated to make a tax indemnity payment under the Tax Indemnity Agreement which is to be paid through an adjustment to Basic Rent;

then, Owner  Participant shall recompute,  upward or downward,  the schedules of
(x) Interim and Basic Rent and Stipulated Loss Values as shall be necessary to preserve Owner Participant's Net Economic Return while, to the extent possible, minimizing the present value to NACC of the

Interim and Basic Rent payments (discounted at the Discount Rate) during the remainder of the Lease Term and (y) Stated Amount in accordance with Section 3.4; provided, however, that any Adjustment as a result of an event described in clause (a) above shall be made on or prior to the Closing Date. Any such recomputation (i) shall be made using the same methodology and assumptions which were used in the original computation of the Interim and Basic Rent and Stipulated Loss Value Schedules attached to the Lease on the Closing Date, (ii) shall be consistent with the Pricing Assumptions and Tax Assumptions (other than any Pricing Assumptions or Tax Assumptions the incorrectness of which gave rise to such recomputation or to a prior recomputation), (iii) shall satisfy the provisions of Revenue Procedures 75-21 and 75-28 and any successor or supplemental procedure or administrative guidance relating to the subject matter of such procedures to the same extent, if any, as such schedules complied with or satisfied such revenue procedures or guidance on the date hereof, and (iv) shall be made in a manner designed to comply with Section 467 of the Code or any successor provision thereto and any regulations thereunder or under any successor or supplemental provision of federal income tax law to the same extent, if any, as such schedules complied with or satisfied such Code provisions and regulations on the date hereof, except in the case of an adjustment pursuant to clause (c), in which case such adjustment must comply with such provisions of the Code and the regulations thereunder as are applicable at the time of such adjustment.

                  Section 3.3 Procedures for Adjustments. Any Adjustments made pursuant to this Article III shall be made by Owner Participant and the results of such Adjustments shall be delivered promptly to NACC which results shall, subject to this Section 3.3, be binding upon NACC if Owner Participant confirms to NACC that the assumption and methods of calculation employed in the original calculations were used consistently in the Adjustments, except as contemplated within this Article III. Within thirty (30) days of receipt of the results of an Adjustment, if NACC shall disagree with such Adjustment, NACC may demand that an independent public accounting (or lease advising) firm of national standing and reputation selected by Owner Participant and reasonably acceptable to NACC (the "Verifier") verify whether such Adjustment is correct. In verifying the Adjustment, such Verifier (but not NACC) shall have access to information (but not the tax returns), subject to a confidentiality agreement reasonably satisfactory to Owner Participant, necessary to verify such Adjustment. Both NACC and the Owner Participant shall have the right to communicate with the Verifier and to submit supporting information and data. If the adjustments to Interim Rent, Basic Rent and Stipulated Loss Values calculated by the Verifier are different than those calculated by the Owner Participant, then, absent manifest error, the Lease shall be amended to reflect the Verifier's adjustments. If the sum of the present values, discounted at the Discount Rate, of the Interim Rent and all Basic Rent scheduled to be paid during the Basic Term divided by the Facility Cost and expressed as a percentage, as calculated by the Verifier, is more than 15 basis points less than the sum of present values, discounted and calculated in the same manner, of the Owner Participant's calculation, then the Owner Participant shall pay the reasonable cost of such verification. Otherwise, NACC shall pay the reasonable cost of verification. The determination of any Adjustment hereunder shall be set forth in a Lease Supplement executed and delivered by Owner Trustee and NACC; provided, however, that the failure so to set forth such Adjustment or execute and deliver a Lease Supplement shall not affect the validity or effectiveness of such Adjustment. The parties hereto agree that the sole responsibility of the Verifier shall be to verify the Adjustments and that matters of interpretation of this Agreement or any other Operative Document shall not be within the scope of the Verifier's responsibilities.

                  Section 3.4 Adjustment to the Stated Amount. If an Adjustment is made as a result of an event described in Section 3.2(c) as a result of a tax indemnity payment under the Tax Indemnity Agreement in excess of $750,000, the Owner Participant shall also recompute the "Stated Amounts" set forth in Exhibit B to the form of Letter of Credit to equal the sum of (I) $1,000,000 plus (II) the product of (a) $5,860,441 multiplied by (b) the quotient of (1) the annual payment amount of Basic Rent plus Supplemental Rent then due and owing, with respect to payments made under the Tax Indemnity Agreement, following the adjustment thereof pursuant to Section 3.2 over (2) $5,586,857; provided that the Stated Amount shall not exceed the aggregate amount of the remaining scheduled payments of Basic Rent under the Lease.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

                  Section 4.1 Conditions Precedent to Obligations of Owner Participant and Owner Trustee. The obligation of Owner Participant and Owner Trustee to consummate the transactions contemplated by Section 2.1 shall be subject to the fulfillment to the satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to the addressee or beneficiary thereof), or waiver in writing by, Owner Participant or Owner Trustee, as appropriate, prior to or on the Closing Date, of the following conditions precedent (except that the obligation of any party shall not be subject to such party's own performance or compliance):

                  (a) Authorization, Execution and Delivery of Documents. All of the Lease Financing Documents (other than the Account Bank Agreement and the Lessor Security Agreement) shall have been duly authorized, executed and delivered by the respective parties thereto, shall be in full force and effect on the Closing Date and each such party shall have performed and complied with all agreements and conditions therein required to be performed or complied with on or prior to the Closing Date.

                  (b) No Default. Other than HCNA's failure to deliver audited financial statements with respect to HCNA's fiscal year ended March 30, 1996 to the holders of its Debt, no event shall have occurred and be continuing that constitutes a Default or Event of Default or no event of default or event or condition which would, with the giving of notice or the passage of time and without giving effect to any waiver or forbearance with respect thereto constitute an event of default, shall have occurred or be continuing under any Operative Document or any agreement under which NACC or HCNA has borrowed money in excess of $5,000,000.

                  (c) Notice. Owner Participant and Owner Trustee shall have received the Closing Date Notice.

                  (d) Illegality, etc. No change shall have occurred after the date of the execution and delivery of this Agreement in Legal Requirements thereunder or interpretations thereof by any Authority that would (i) make it illegal for Owner Participant or Owner Trustee to participate in the transactions contemplated by the Operative Documents or (ii) reasonably be expected to have an adverse effect on the Facility, the Complex, any Material Participant or the Owner Participant's participation in the transaction.

                  (e)  No  Violation  of   Applicable   Law.  The   transactions
         contemplated by the Operative Documents shall not violate any Legal Requirements.

                  (f) Litigation. No action or proceeding shall have been instituted, nor shall any Order have been issued by any Authority at the time of the Closing Date to set aside, restrain, enjoin or prevent the consummation of the transactions contemplated by the Operative Documents.

                  (g) Consents and Approvals. All Approvals (other than any thereof listed on Schedule 5.1(c)) required to be taken, given or obtained, as the case may be, by or from any Authority, or by or from any trustee or holder of any indebtedness or obligations of NACC or any other Person which are required on the Closing Date for the use and operation of the Facility and the Site as contemplated by the Operative Documents, and to the extent applicable to such use, operation or maintenance of the Facility and the Site, of the Complex, or otherwise in connection with the transactions contemplated by the Operative Documents, shall have been duly taken, given or obtained, as the case may be, shall be satisfactory in form, scope and substance to the Owner Participant, shall be in full force and effect on the Closing Date (and, with respect to Approvals of any Authority, subject to no further appeal), shall be adequate to authorize the consummation of the transactions contemplated by the Operative Documents and the performance by NACC of its obligations under such thereof to which it is a party.

                  (h) Title to the Undivided Interest in the Facility. On the Closing Date, after giving effect to the transactions contemplated hereby, Owner Trustee shall have received good, marketable (to the extent the same constitutes real property) and indefeasible title to the Undivided Interest in the Facility, good and marketable title to the Leasehold Estate and good and marketable title to the Easement in all cases free and clear of all Liens other than Permitted Liens of the type described in clauses (a), (b), (f), (h) and (l) of the definition thereof.

                  (i) Title Insurance and UCC Reports; Precautionary UCCs. Owner Trustee shall have received (and Owner Participant shall have received a copy of) the following:

                                    (i)  an  ALTA  leasehold   policy  of  title
                  insurance issued by the Title Underwriter, in prescribed form, with such co-insurance/re-insurance supplements as are acceptable to Owner Participant, and containing such endorsements as Owner Participant may reasonably require, including without limitation a California Subdivision Map Act endorsement in acceptable form, subject only to standard printed exceptions to a leasehold policy of title insurance to the extent that, pursuant to Legal Requirements, such exceptions cannot be removed or insured against by endorsement or otherwise, Permitted Liens of the type described in clause (h) of the definition thereof and such other exceptions as shall be approved by Owner Participant in its sole discretion. The leasehold policy shall insure the Owner Trustee's Leasehold Estate to be good and marketable;

                                    (ii)  an  ALTA   owner's   policy  of  title
                  insurance issued by the Title Underwriter, in prescribed form, with such co-insurance/re-insurance supplements as are acceptable to Owner Participant, and containing such endorsements as Owner Participant may reasonably require, subject only to standard printed exceptions to an owner policy of title insurance to the extent that, pursuant to Legal
                  Requirements, such exceptions cannot be removed or insured against by endorsement or otherwise, Permitted Liens of the type described in clause (h) of the definition thereof and such other exceptions as shall be approved by Owner Participant in its sole discretion. Such owner's policy shall insure Owner Trustee's Undivided Interest in the Facility to be good, marketable (to the extent the same constitutes real property) and indefeasible;

                                    (iii)  The  policies  referenced  in (i) and
                  (ii) may be combined into a single policy. The policy amount shall be $75,000,000. The policy shall also insure the Easement to be good and marketable in form acceptable to the Owner Participant;

                                    (iv)  acceptable   Uniform  Commercial  Code
                  financing statement filing reports with respect to NACC dated as close to the Closing Date as practicable from the Office of the Secretary of State of California and the appropriate filing offices in San Bernardino County, California and Kern County, California;

                                    (v)  acceptable   Uniform   Commercial  Code
                  financing statement filing reports with respect to NACC dated as close to the Closing Date as practicable from the Office of the Secretary of State of Kansas;

                                    (vi)  acceptable   Uniform  Commercial  Code
                  financing statement filing reports with respect to NACC dated as close to the Closing Date as practicable from the Office of the Secretary of State of New York and the appropriate filing offices in New York County, New York; and

                                    (vii) Precautionary UCC financing statements
                  covering the rights of the Owner Trustee in the Lease shall have been executed and delivered by the Lessee as debtor for the benefit of the Owner Trustee as secured party, and in each case duly filed in all places as, in the reasonable opinion of counsel for the

                  Owner Participant and the Owner Trustee, are necessary or desirable to perfect said security or other interests.

                  (j)  Survey.  Owner Trustee shall have received the following:
         (i) an ALTA/ACSM Land Title Survey of the Facility, the Easement Site and the Site dated no more than fourteen (14) days prior to the Closing Date, prepared by a licensed land surveyor, certified to Owner Participant, Owner Trustee and the Title Underwriter and satisfactory to Owner Participant, (ii) a copy of the recorded Parcel Map 14061 (the "Parcel Map"), (iii) an ALTA/ACSM Land Title Survey dated no more than fourteen (14) days prior to the Closing Date, prepared by a licensed land surveyor, certified to Owner Participant, Owner Trustee and the title insurers and satisfactory to Owner Participant, depicting the proposed amendment to Parcel 4 of the Parcel Map, and (iv) an uncertified, map depicting the approximate location of the Complex in the form previously delivered to Owner Trustee.

                  (k) Environmental Report. Owner Participant and Owner Trustee shall have received reports, addressed to each of them, which are satisfactory in form and substance, from the Environmental Consultants regarding the environmental condition of the Facility, the Site and the Complex.

                  (l)  Environmental  Approvals.  Owner  Participant  and  Owner
         Trustee shall have received Schedule 4.1(l), setting forth all Approvals required on the Closing Date under Environmental Laws for the use, operation and maintenance of the Facility and the Site as contemplated by the Operative Documents and, to the extent applicable to such use, operation or maintenance of the Facility or the Site, the Complex.

                  (m)  Engineering Report. Owner Participant shall have received
         (i) satisfactory reports from the Engineering Consultant regarding the Facility and the Site.

                  (n) Soda Ash Report. Owner Participant shall have received satisfactory reports from the Soda Ash Consultant regarding the soda ash industry and the business of NACC.

                  (o) Filings and Recordings. Satisfactory arrangements shall have been made to file and record the documents listed on Schedule 4.1(o) in the filing offices described in Schedule 4.1(o) and to pay all filing fees in connection therewith.

                  (p)  Insurance.  Insurance  complying  with the  provisions of
         Section 9 of the Lease shall be in full force and effect and Owner Participant and Owner Trustee shall have received a certificate of an independent insurance broker dated the Closing Date, describing the insurance obtained in accordance with Section 9 of the Lease and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid and, in the opinion of such broker, such insurance complies with the provisions of the Lease. Owner Participant and Owner Trustee shall have received certificates of insurance in accordance with Section 9 of the Lease.

                  (q) Additional Officer's Certificates. On the Closing Date, the following statements shall be true and Owner Participant and Owner Trustee, as the case may be, shall have received the following Officer's Certificates:

                                    (i) Owner  Trustee  shall have  received  an
                  Officer's Certificate of Owner Participant, dated the Closing Date, stating that (A) the representations and warranties of Owner Participant contained in Sections 5.3, 5.6 and 5.7 are true and accurate on and as of the Closing Date as though made on and as of the Closing Date and (B) Owner Participant has performed and complied with all agreements and conditions required to be performed or complied with by it under the Operative Documents on or before the Closing Date;

                                    (ii)  [Reserved.];

                                    (iii) Owner  Trustee  and Owner  Participant
                  shall have received an Officer's Certificate of NACC, dated the Closing Date, stating that (A) the representations and warranties of NACC contained in the Operative Documents and any letter, certificate or other instrument executed in connection therewith are true and correct on and as of the Closing Date as though made on and as of the Closing Date and
                  (B) NACC has performed and complied with all agreements and conditions herein contained which are required to be performed or complied with by it under the Operative Documents on or before the Closing Date;

                                    (iv)  Owner  Trustee  and Owner  Participant
                  shall have received an Officer's Certificate of HCNA, dated the Closing Date, stating that (A) the representations and warranties of HCNA contained in the Operative Documents and any letter, certificate or instrument executed in connection therewith are true and correct on and as of the Closing Date as though made on and as of the Closing Date and (B) HCNA has performed and complied with all agreements and conditions herein contained which are required to be performed or complied with by it under the Operative Documents on or before the Closing Date;

                                    (v) Owner Participant shall have received an
                  Officer's Certificate of Owner Trustee, dated the Closing Date, stating that (A) the representations and warranties of Owner Trustee contained in Sections 5.5 and 5.6 of this Participation Agreement and Section 5 of the Lease are true and correct on and as of the Closing Date as though made on and as of the Closing Date and (B) Owner Trustee has performed and complied with all agreements and conditions herein contained which are required to be performed or complied with by it under the Operative Documents on or before the Closing Date; and

                                    (vi) Owner  Participant  shall have received
                  an Officer's Certificate of the Power Contract Trustee, dated the Closing Date, stating that (A) the representations and warranties of the Power Contract Trustee contained in Section 6(i) of the Power Contract Trust Agreement are true and correct on and as of the Closing Date as though made on and as of the Closing Date and (B) the Power Contract Trustee has performed and complied with all agreements and conditions which are required to be performed or complied with by it under the Operative Documents on or before the Closing Date.

                  (r) Resolutions, Certificates, etc. Owner Participant and Owner Trustee shall have received a copy of resolutions of the respective Boards of Directors (or committee thereof having power with respect to the matters covered by such resolutions) of NACC, HCNA, Owner Participant and Owner Trustee, certified as of such Closing Date by the Secretary or an Assistant Secretary of NACC, HCNA, Owner Participant, Power Contract Trustee or Owner Trustee, respectively, duly authorizing the execution, delivery and performance by it of each Operative Document that is to be executed on such Closing Date and to which it is a party, together with an incumbency certificate as to the officer or officers authorized to execute and deliver such documents on its behalf and certified copies of its certificate of incorporation and bylaws or of its other organizational documents; provided, that the receipt by a party of documents and certificates prepared with respect to itself shall not be a condition precedent to such party's obligations hereunder.

                  (s) No Event of Loss. No Event of Loss or Regulatory Event of Loss or event or condition which would, with the giving of notice or passage of time, constitute an Event of Loss or Regulatory Event of Loss shall have occurred.

                  (t) Opinion of Special Counsel for NACC and HCNA. Owner Participant and Owner Trustee shall have received an opinion, dated the Closing Date, from Winthrop, Stimson, Putnam & Roberts, special counsel for NACC, HCNA in the form of Exhibit Q.

                  (u) Opinion of Special California Counsel for NACC and HCNA. Owner Participant and Owner Trustee shall have received an opinion of Gresham, Varner, Savage, Nolan & Tilden, special California Counsel for NACC and HCNA in the form of Exhibit R.

                  (v) Opinion of Special Counsel for Owner Trustee and Power Contract Trustee. Owner Participant shall have received an opinion, dated the Closing Date, from Carter, Ledyard & Milburn, special counsel for Owner Trustee, in the form of Exhibit S.

                  (w) Opinion of Special Counsel for Owner Participant. Owner Trustee, Owner Participant shall have received an opinion, dated the Closing Date, from Hunton & Williams, special counsel for Owner Participant, in the form of Exhibit T.

                  (x) Opinion of General Counsel for Owner Participant. Owner Trustee shall have received an opinion, dated the Closing Date, from Raymond W. Leyden, Jr., Esq., Senior Counsel of Owner Participant, in the form of Exhibit U.

                  (y) Opinion of Special California Counsel for Owner Participant. Owner Trustee and Owner Participant shall have received an opinion, dated the Closing Date, from Lillick & Charles, special California counsel for Owner Participant, in the form of Exhibit V.

                  (z) Opinion of Special Counsel for Letter of Credit Issuer. Owner Participant and Owner Trustee shall have received an opinion, dated the Closing Date, from Simpson Thacher & Bartlett, special New York counsel for Letter of Credit Issuer in the form of Exhibit W-1 and from Lovell White Durrant, special English counsel for the Letter of Credit Issuer in the form of Exhibit W-2.

                  (aa) Babcock & Brown Inc. Certificate. Owner Participant and Owner Trustee shall have received a certificate in the form of Exhibit X from Babcock & Brown Inc. dated the Closing Date with respect to offerees of interests in the Facility, the Undivided Interest therein and the Trust Estate.

                  (bb) Payment of Taxes, etc. All taxes, fees and other charges due and payable on or prior to the Closing Date in connection with the execution, delivery, recordation and filing of all the documents and instruments, and performance of the transactions contemplated by the Operative Documents happening on or before the Closing Date, referred to in this Participation Agreement shall have been paid in full.

                  (cc) No Material Adverse Change. There shall have been no material adverse change (i) in the business, operations or financial condition of HCNA or NACC since March 25, 1995 or (ii) with respect to the Facility, the Site or the Complex since January 30, 1996.

                  (dd) Closing Must Occur on or Before July 15, 1996. The Closing Date shall be a Business Day occurring on or before July 15, 1996.

                  (ee) Appointment of Agent. Owner Participant shall have received evidence of the acceptance by CT Corporation System of its appointment as process agent for HCNA and NACC pursuant to Section 9.11(c).

                  Section 4.2 Additional Conditions Precedent to Obligations of Owner Participant. The obligation of Owner Participant to consummate the transactions contemplated by Section 2.1 shall be subject to the fulfillment to the satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to the addressee or beneficiary thereof), or waiver in writing by, Owner Participant of the following additional conditions precedent:

                  (a) Appraisal. Owner Participant shall have received an appraisal with respect to the Facility (the "Appraisal") from the Appraiser.

                  (b) Tax Opinion. Owner Participant shall have received the opinion of its special tax counsel addressed to Owner Participant.

                  (c) County Letter. Owner Participant shall have received a letter from the County of San Bernardino confirming that the Site Lease and the sublease of the Site, pursuant to the Lease, are exempt from the requirements of the California Subdivision Map Act and local ordinances and codes regarding subdivision of real property, in form and substance acceptable to Owner Participant in its sole discretion.

                  Section 4.3 Conditions Precedent to Obligations of NACC and HCNA. The obligation of NACC and HCNA to consummate the transactions contemplated by Section 2.1 shall be subject to fulfillment to the satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to the addressee or beneficiary thereof), or waiver in writing by, NACC and HCNA prior to or on the Closing Date, of the following conditions precedent (except that the obligations of NACC and HCNA shall not be subject to such party's own performance or compliance):

                  (a) Authorization, Execution and Delivery of Documents. All of the Lease Financing Documents (other than the Account Bank Agreement and the Lessor Security Agreement) shall have been duly authorized, executed and delivered by the respective parties thereto (other than NACC and HCNA) and shall be in full force and effect on the Closing Date.

                  (b) Illegality, etc. No change shall have occurred after the date of the execution and delivery of this Agreement in Legal Requirements other than a Tax Law Change (or rules or regulations thereunder or interpretations thereof by any Authority) that would (i) make it illegal for NACC to participate in any of the transactions contemplated by the Operative Documents or (ii) be reasonably expected to have an adverse effect on NACC's or HCNA's participation in the transaction.

                  (c) Litigation. No action or proceeding shall have been instituted nor shall any Order have been issued by any Authority at the time of the Closing Date to set aside, restrain, enjoin or prevent the consummation of the transactions contemplated by this Participation Agreement or by the other Operative Documents.

                  (d) Officer's Certificates. NACC shall have received the Officer's Certificates described in Sections 4.1(q)(i), 4.1(q)(ii), 4.1(q)(v) and 4.1(q)(vi).

                  (e) Resolutions, Certificates, etc. NACC shall have received the Resolutions and Certificates of Owner Participant and Owner Trustee described in Section 4.1(r).

                  (f) Opinions. NACC shall have received the opinions of counsel described in Sections 4.1(t) through (z), each addressed to NACC and HCNA.

                  (g) Babcock & Brown, Inc. Certificate. NACC shall have received the certificate described in Section 4.1(aa).

                  (h) Owner Participant's Investment. Owner Participant shall have contributed the amounts described in Section 2.1(a) to Owner Trustee.

                  (i) Consents and Approvals. All consents and approvals described in Section 4.1(g) shall be satisfactory in form, scope and substance to NACC, have been executed and delivered and be subject to no further appeal. HCNA shall have received the required consent of the applicable banks under any agreement under which NACC or HCNA has borrowed money in excess of $5,000,000.

                  (j) No Material Adverse Change. Since March 31, 1996, there shall have been no material adverse change in the business, operations or financial condition of Owner Participant.

                  (k) No Event of Loss. No Event of Loss or Regulatory Event of Loss or event or condition which would, with the giving of notice or the passage of time, constitute an Event of Loss or Regulatory Event of Loss shall have occurred.

                  (l) No Default. No event shall have occurred and be continuing that constitutes a Default or Event of Default or no event of default or event or condition which would, with the giving of notice or the passage of time constitute an event of default, shall have occurred or be continuing under any agreement under which NACC or HCNA has borrowed money in excess of $5.0 million.

                  (m) Tax Law Change. As of the Closing Date, no adjustment shall be required pursuant to Section 3.2(a)(ii) which, together with any adjustment that is reasonably expected to be required pursuant to
         Section 3.2(c) as a result of a Proposed Tax Law Change, would cause the present value of all scheduled payments of Interim Rent and Basic Rent (discounted at the Discount Rate) divided by the Facility Cost to increase by more than 100 basis points.

                  (n) Appraisal. NACC shall have received a letter from the Appraiser setting forth the Appraiser's determination as to the fair market value of the Undivided Interest in the Facility and in the Power Purchase Agreements, the fair market rental value (on an annual basis) of the Leasehold Estate, the purchase price to be paid if Lessee exercises its option under Section 21 of the Lease, a summary of the methodology employed in the Appraisal and a list of the information relied on by the Appraiser in preparing the Appraisal.

                  (o) HCNA Letter. Owner Participant shall have received the HCNA Letter in the form of Exhibit BB.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                  Section 5.1 Representations and Warranties of NACC. NACC represents and warrants as of the date of this Participation Agreement and as of the Closing Date to Owner Participant and Owner Trustee that:

                  (a) Organization. NACC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to carry on its business in all material respects as now conducted, to own and hold under lease its properties and to enter into and perform its obligations under each Operative Document to which it is or will be a party and each other letter, certificate, document or instrument to be executed and delivered therewith or as contemplated thereby. NACC is duly qualified to do business as a foreign corporation and is in good standing in the State of California and under the laws of each other jurisdiction where such qualification is required and where failure to so qualify would reasonably be expected to have a Material Adverse Effect.

                  (b) Authorization, Execution and Delivery; No Conflict. Each Operative Document (other than the Account Bank Agreement and the Lessor Security Agreement) and each letter, certificate, document and instrument to be executed in connection therewith to which NACC is or will be a party has been duly authorized by all necessary corporate action on the part of, and has been or will be duly executed and delivered on or prior to the Closing Date by, NACC, and neither the execution and delivery thereof, nor the consummation by NACC of the transactions contemplated thereby on the Closing Date nor compliance by NACC with any of the terms and provisions thereof on the Closing Date
         (A) contravenes or results in a breach of or constitutes any default under any provision of the certificate of incorporation or by-laws of NACC, (B) contravenes or results in a breach of or constitutes any default under any Applicable Law or any of its material properties (including without limitation any building or similar codes or zoning, planning or similar regulations), or result in the creation of a Lien (other than a Permitted Lien of the type described in clause (a) or (b) of the definition thereof and those Liens approved by Owner Participant) upon the Facility, the Site, or the Undivided Interests therein or (C) contravenes or results in any breach of or constitutes any default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other material agreement or instrument to which NACC is a party or by which NACC or any of its properties may be bound or affected.

                  (c) Consents. Neither the execution and delivery by NACC of the Operative Documents (other than the Account Bank Agreement and the Lessor Security Agreement) to which NACC is or will be a party nor the consummation on the Closing Date of any of the transactions on the part of NACC contemplated thereby requires the consent or approval of, the giving of notice to, or the registration with, the recording or filing of any document with, or the taking of any other action in respect of, any Authority or any other Person, except (i) those set forth on Schedule 5.1(c) and (ii) the recordings and filings described in Schedule 4.1(o).

                  (d) Enforceability. Each Lease Financing Document and Facility Document to which NACC is or will be a party constitutes, or when entered into will constitute, the legal, valid and binding obligation of NACC, enforceable against NACC in accordance with the terms thereof except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                  (e) Litigation. There are no actions, suits or proceedings before any Authority pending or, to the knowledge of NACC, threatened against or affecting NACC, the Facility, the Complex, the Site, the Power Purchase Agreements or any of its other property or rights that
         (i) question the validity of any Operative Document or NACC's ability to perform its obligations under each Operative Document to which it is or will be a party or (ii), except as disclosed in the SEC Periodic Reports or the Information Memorandum would reasonably be expected to (individually or together with any other such actions, suits or proceedings) have a Material Adverse Effect. NACC is not in default with respect to any Order of any Authority, where such default would reasonably be expected to have a Material Adverse Effect or would result in the creation or imposition of any Lien (other than a Permitted Lien) upon the Facility, the Site or the Undivided Interests therein or affect the rights and remedies of the Owner Participant or Lessor under any of the Operative Documents. No action or proceeding has been instituted, and no Order has been issued by any Authority to set aside, restrain, enjoin or prevent the consummation of the transactions contemplated by the Operative Documents.

                  (f) Title; Filings. On the Closing Date (A) NACC will have conveyed to Owner Trustee good, marketable (to the extent any portion of the Facility constitutes real estate) and indefeasible title to the Undivided Interest in the Facility and NACC will have good, marketable and indefeasible title to the Site and NACC will have good and marketable title to the Easement Site, in each case, free and clear of all Liens (other than Permitted Liens of the type described in clause
         (a), (b), (f), (h) or (l) of the definition thereof; (B) the Facility will be located on the Site and pursuant to the Site Lease, Owner
         Trustee shall hold a valid, subsisting and marketable leasehold interest in the Site free and clear of Liens (other than Permitted Liens of the type described in clause (a), (b), (f), (h) or (l) of the definition thereof; and (C) satisfactory arrangements will have been made to file or record all documents described in Schedule 4.1(o) in the appropriate offices.

                  (g) Taxes. NACC has filed or caused to be filed all United States Federal and all other tax returns required to be filed by NACC and has paid, or caused to be paid, all taxes shown to be due and payable on such returns to the extent the same have become due and payable, except for any taxes and assessments of which the amount, applicability or validity is currently being contested pursuant to a Permitted Contest and except to the extent non-filing or incorrect filing could not reasonably be expected to have a Material Adverse Effect.

                  (h) Financial Statements. NACC has delivered to Owner Participant copies of a balance sheet of NACC as at March 25, 1995 and the related statements of income and statements of cash flows for the fiscal year ended on said date. Said financial statements are complete and correct in all material respects and present fairly the financial position of NACC as of the date of said balance sheet, and the results of its operations and its cash flows for the period ended of such date and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as set forth in the notes thereto. Since March 25, 1995, NACC has not incurred any material contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including any Interest Rate or Currency Protection Agreements, other than in the ordinary course of business.

                  (i) Disclosure. Taken as a whole, neither this Participation Agreement, the SEC Periodic Reports, the Information Memorandum, nor the other Operative Documents to which NACC is or will be a party nor the other documents and certificates furnished by or on behalf of NACC pursuant to this Participation Agreement to Owner Participant contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; except as disclosed in the SEC Periodic Reports or the Information Memorandum, there is no fact known to NACC which would reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of NACC or HCNA and its Restricted Subsidiaries taken as a whole.

                  (j) Description of Facility and Site. The descriptions set forth in Schedules I and II to the Lease, Schedule I and Exhibit A to the Argus Utility Deed of Improvements and Schedule I and Exhibit A to the Argus Utility Bill of Sale are in each case true and correct descriptions of the Facility and the Site, respectively, in all material respects.

                  (k) Defaults; Events of Loss. Other than HCNA's failure to deliver audited financial statements with respect to HCNA's fiscal year ended March 30, 1996 to the holders of its Debt, no Default or Event of Default has occurred and is continuing. No Event of Loss or event or condition which would, with the giving of notice or the passage of time, constitute an Event of Loss has occurred.

                  (l) Investment Company. NACC is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  (m) Holding Company. NACC is not subject to regulation as a "holding company," an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (n) Chief Executive Office. The chief place of business and the chief executive office of NACC are located at 8300 College
         Boulevard, Overland Park, Kansas 66210, and the offices where NACC keeps its records concerning the Facility (and the Undivided Interest therein) and the Operative Documents to which NACC is a party are located at 8300 College Boulevard, Overland Park, Kansas 66210 and at 13200 Main Street, Trona, California 93562.

                  (o)  No  Violation  of   Applicable   Law.  The   transactions
         contemplated by the Operative Documents to be performed by NACC on the Closing Date do not violate any Legal Requirement.

                  (p) No Material Adverse Change. (i) There has been no material adverse change in the business, operations or financial condition of NACC or HCNA (each on a consolidated basis) from that existing on March 25, 1995 and (ii) since January 30, 1996, there has been no material adverse change with respect to the Facility, the Site or the Complex.

                  (q) Condition of Facility. Except as set forth in Schedule 5.1(q), NACC does not know of any event or condition currently existing which, taking into account the age and maintenance history of the Facility, (i) presently adversely affects the capacity of the Facility to generate reliably steam and electrical power at the levels set forth in clause (ii) of this Section 5.1(q) at the rate of consumption of coal and gas fuel set forth in clause (iii) of this Section 5.1(q),
         (ii) causes NACC to believe that the combined rated gross steam generation capacity and rated gross electrical power output of the Facility is less than (x) 1.4 million lbs/hour of 1,500 psig, 955oF steam and (y) 54 MW of electrical power; or (iii) causes NACC to believe that the rate of consumption of coal and gas fuel necessary to provide simultaneously the steam generation capacity and electrical power output set forth in clause (ii) above exceeds 1,970 million Btu/hour (higher heating value).

                  (r) Statements to Insurers. All representations and warranties made by NACC or its authorized representatives to any insurer in connection with any insurance required to be maintained by NACC under any Operative Document were true, correct and complete in all material respects when made.

                  (s) Sufficiency of Support Arrangements. The services to be performed for the Owner Trustee, the materials to be supplied to the Owner Trustee and the rights granted to the Owner Trustee pursuant to the Services Agreement, the Site Lease, the Easement and the License are sufficient to enable the Facility to be located on the Site for the entire Site Lease Term and to enable the Owner Trustee (or its agents or assignees) to obtain access to and operate the Facility, upon the expiration or earlier termination of the Lease Term for the Facility, for the balance of the Site Lease Term (including without limitation the period following the Lease Term for the Facility upon the exercises of remedies under the Lease) in a manner consistent with Section 7 of the Lease, substantially continuously and at the capacity or capacities at which it is contemplated on the Closing Date that the Facility will be operated from time to time, and there are no services, materials or rights required for such operation other than those granted by or to be provided or arranged pursuant to the Services Agreement, the Site Lease, the Easement or the License. NACC has no reason to believe that there will be contractual or, based upon Applicable Law, other legal rights required for such occupancy, use, possession, leasing, ownership, operation and maintenance or that there will be other services or materials required for such operation, maintenance, use, occupancy and possession other than those which can reasonably be expected to be available at the end of the Lease Term.

                  (t) Payment of Taxes, etc. All taxes, fees and other charges due and payable on or prior to the Closing Date in connection with the execution, delivery, recordation and filing of all documents and instruments contemplated by the Operative Documents, including the Operative Documents, and the performance by NACC of the transactions contemplated by the Operative Documents happening on or before the Closing Date, have been paid in full or arrangements acceptable to the Owner Participant have been made for such payment.

                  (u) Environmental Matters. Except as set forth on Schedule 5.1(u), to NACC's best knowledge after due inquiry:

                           (i) NACC is in compliance, except to an insignificant
                  extent, with all Environmental Laws with respect to the Site and the Facility. Since March 29, 1992, NACC has complied with all Environmental Laws with respect to the Site and the Facility, except to the extent any Special Environmental Expenses resulting from any violation of or non-compliance with such Environmental Laws did not equal or exceed $100,000 as to any individual violation or non-compliance, or $500,000 as to aggregate violations and non-compliances. Since March 29, 1992, NACC has complied with all Environmental Laws with respect to the Complex, except to the extent any Special Environmental Expenses resulting from any violation of or non-compliance with such Environmental Laws did not equal or exceed $500,000 as to any individual violation or non-compliance.

                           (ii) NACC  possesses  all  Approvals  required  under
                  Environmental Laws for the use, operation and maintenance of the Site and the Facility in the regular course of NACC's business as contemplated by the Operative Documents and, to the extent applicable to such use, operation or maintenance of the Site or the Facility, the Complex, such Approvals are in full force and effect, and NACC is in compliance, except to an insignificant extent, with the terms and conditions thereof.

                           (iii) There is no event that has occurred or failed to occur that is reasonably expected to prevent or significantly interfere with NACC's ability to use, operate and maintain the Site and the Facility in the regular course of NACC's business as contemplated by the Operative Documents in compliance with Environmental Laws. There is no event that has occurred or failed to occur that is reasonably expected to prevent or significantly interfere with NACC's ability to use, operate and maintain the Complex in the regular course of NACC's business as contemplated by the Operative Documents in compliance with Environmental Laws.

                           (iv) There are no pending or threatened Environmental
                  Claims involving the Site or the Facility. In addition, since March 29, 1992, there have been no Environmental Claims involving the Site or the Facility, except to the extent any Special Environmental Expenses resulting from any such Environmental Claim did not equal or exceed $100,000 as to any individual Environmental Claim, or $500,000 as to aggregate Environmental Claims. Since March 29, 1992, there have been no Environmental Claims involving the Complex, except to the extent any Special Environmental Expenses resulting from any such Environmental Claim did not equal or exceed $500,000 as to any individual Environmental Claim.

                           (v) Hazardous  Materials are not present,  generated,
                  used, treated or stored on, or transported to or from, the Site or the Facility and NACC is not using and does not intend to use or allow others to use any portion of the Site or the Facility for such purposes other than (A) as appropriate to operate the Site, the Facility and the Complex in the regular course of NACC's business as contemplated by the Operative Documents and (B) in compliance with all Environmental Laws. Except to the extent any Special Environmental Expenses resulting from the following conditions or activities would not reasonably be expected to equal or exceed $750,000 as to any such individual condition or activity, Hazardous Materials are not and, since March 29, 1992, have not been present, generated, used, treated or stored on, or transported to or from, the Complex and, since March 29, 1992, NACC has not used and does not intend to use or allow others to use any portion of the Complex for such purposes other than in compliance with all Environmental Laws.

                           (vi) There are no actions, activities, circumstances,
                  conditions, events or incidents at or otherwise involving the Site or the Facility that would reasonably be expected to form the basis of an Environmental Claim (A) against or involving the Site, the Facility or NACC, except to the extent any
                  Special Environmental Expenses resulting from any such individual action, activity, circumstance, condition, event or incident would not reasonably be expected to equal or exceed $100,000, (B) that would reasonably be expected to cause the Site or the Facility to be subject to any restrictions that prevent or significantly interfere with its ownership, occupancy, use or transferability under any Environmental Law for the use contemplated by the Operative Documents, or (C) that would reasonably be expected to prevent or significantly interfere with the continued operation and maintenance of the Site and the Facility in the regular course of NACC's business as contemplated by the Operative Documents. There are no present or, since March 29, 1992, past actions, activities, circumstances, conditions, events or incidents at or otherwise involving the Complex that would reasonably be expected to form the basis of an Environmental Claim against or involving the Complex or NACC, except to the extent any Special Environmental Expenses resulting from any such individual action, activity, circumstance, condition, event or incident would not reasonably be expected to reach or exceed $750,000.

                           (vii) There are not now and,  since  March 29,  1992,
                  there have not been at the Site or the Facility (A) underground storage tanks, (B) polychlorinated biphenyls ("PCBs") regulated pursuant to the Toxic Substances Control Act, or (C) friable asbestos.

                           (viii) There are no pending or threatened Environmental Claims involving NACC or HCNA in connection with any offsite treatment, storage or disposal facility that has received Hazardous Materials from or generated at the Site, the Facility or the Complex.

                  (v) Status of Site. On the Closing Date (A) the Facility will be located on the Site and will not encroach on any property located outside the Site and the Easement Site; (B) any structure, improvement or part thereof which is part of the Facility which encroaches upon any easement or right of way within the Site does not or shall not have a material adverse effect on the ability of Owner Trustee (or its designee) to operate the Facility on a commercially reasonable basis in accordance with Applicable Law or the value, utility or remaining useful life of the Facility or the Site except to an insignificant extent; (C) any structure, improvement or part thereof that is not part of the Facility which is located on or encroaches upon the Site does not and shall not have a material adverse effect on the ability of Owner Trustee (or its designee) to operate the Facility on a commercially reasonable basis in accordance with Applicable Law or on the value, utility or remaining useful life of the Facility or the Site, except to an insignificant extent; (D) no easements, rights of way or other encumbrance exist with respect to the Site other than Permitted Liens of the type described in clauses (a), (b), (f), (h) and
         (l) and none of such Liens has or would reasonably be expected to have a material adverse effect on the ability of Owner Trustee to operate the Facility on a commercially reasonable basis in accordance with Applicable Law or the value, utility or remaining useful life of the Facility or the Site except to an insignificant extent, and (E) no rights other than those conveyed to Owner Trustee pursuant to the Argus Utility Bill of Sale, Argus Utility Deed of Improvements, the Site Lease, the Easement, the License and the

         Services  Agreement  are required for the Owner  Trustee to operate the
         Facility  on  a  commercially   reasonable  basis  in  accordance  with
         Applicable Law.

                  (w) Qualifying Facility. The Facility is a Qualifying Facility. FERC has issued a final order granting Kerr-McGee Chemical Corporation's application for certification as a Qualifying Facility and NACC has filed with FERC a notice of self- certification reflecting its ownership of the Facility and satisfaction of the other requirements for Qualifying Facility status pursuant to 18 C.F.R. ss. 292.207(a).

                  (x) ERISA. (i) None of the Pension Plans or their related trusts have been terminated in a distress termination pursuant to
         Section 4041(c) of ERISA or by the PBGC pursuant to Section 4042 of ERISA, nor have any actions been taken to so terminate any Pension Plan or related trust and neither NACC, HCNA nor any ERISA Affiliate has incurred or could reasonably be expected to incur any liability with respect to a Pension Plan under Section 4062, 4063, 4064 or 4069 of ERISA which liability has had or could reasonably be expected to have a Material Adverse Effect.

                           (ii) There have been no "reportable events" (as such term is defined in Section 4043(c) of ERISA) for which the notice requirement to the PBGC has not been waived with respect to any Pension Plan which have had or could reasonably be expected to have a Material Adverse Effect.

                           (iii) No "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists or is expected to exist with respect to any Pension Plan, nor has any request for a waiver under Section 412(d) of the Code been, or is reasonably likely to be, filed with respect to any of the Pension Plans.

                           (iv) Neither NACC, HCNA nor any ERISA Affiliate has failed to make any contribution or payment to any Pension Plan which has resulted or could reasonably be expected to result in the imposition of a Lien under Section 302(f) of ERISA or Section 412(n) of the Code.

                           (v) There is no violation of any applicable provision of ERISA or the Code with respect to any Pension Plan that has had or could reasonably be expected to have a Material Adverse Effect.

                           (vi) Neither NACC, HCNA nor any ERISA Affiliate has incurred or is reasonably likely to incur any liability pursuant to
         Section 515, 4201 or 4204 of ERISA that has had or could reasonably be expected to have a Material Adverse Effect.

                           (vii) No Pension Plan is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

                           (viii) Neither NACC, HCNA nor any ERISA Affiliate has breached the fiduciary rules of ERISA or engaged in a "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which breach or prohibited transaction could reasonably be expected to subject NACC or HCNA to any direct or indirect liability (including, without limitation, as a result of any indemnification obligation) in connection with a suit for damages or pursuant to
         Section 409 or 502 of ERISA or Section 4975 of the Code which liability has had or could reasonably be expected to have a Material Adverse Effect.

                           (ix) Assuming the accuracy of the representations made by Owner Participant in Section 5.3(j) of the Participation
         Agreement and the Other Owner Participant in Section 5.3(j) of the Other Participation Agreement, the execution and delivery by NACC of this Agreement and the other Operative Documents, and the consummation of the transactions contemplated hereby and thereby, will not involve any prohibited transaction within the meaning of Section 4.06 of ERISA or Section 4975 of the Code.

                  (y) Securities Laws. The use of the funds from the Owner Participant under this Participation Agreement will not violate or result in any violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

                  (z) Utility Services. The Site, together with the Easement Site have, or on the Closing Date will have, available all utilities necessary for use, maintenance and operation of the Facility for its intended purposes including, without limitation, electricity, water, gas, sewer, parking and telephone.

                  (aa) Restrictions; Covenants. Schedule 5.1(aa) contains a list of all restrictions or covenants running with the Site that would reasonably be expected to have a Material Adverse Effect. To the actual knowledge of NACC and HCNA, no default or breach, or event, occurrence, condition or act which, with the giving of notice, the lapse of time or both may give rise to any default or breach, exists under any covenant, condition, restriction, right-of-way, easement or other agreement affecting all or any portion of the Site (including, without limitation, deed restrictions, site plan approvals or redevelopment plans, whether or not appearing in the public records) which is to be performed or complied with by the owner or occupant of the Site, the nonperformance of which would reasonably be expected to have Material Adverse Effect.

                  (bb) No Pending Assessments. To the actual knowledge of NACC and HCNA, there are no public improvements pending or intended that would result in any charge or special assessment being levied against the Facility, the Site and the Easement Site, except as reflected in the title commitment delivered pursuant to Section 4.1(h) hereof. Except as disclosed in Schedule 5.1(bb), neither the execution or delivery of any Operative Documents on the Closing Date by NACC, nor the recordation of any thereof

         (or the filing or recordation of any memoranda or financing statement with respect thereto) nor the consummation by NACC on or prior to the Closing Date of any of the transactions contemplated hereby or thereby will of itself result in any tax, levy, impose, duty, charge (other than routine filing fees) or withholding imposed by the United States of America or the State of California or any taxing authority or political subdivision thereof on or with respect to any such execution, delivery, recordation, filing or consummation or upon or with respect to Owner Participant, Owner Trustee, the Site or Trust Estate, other than secured and/or unsecured property taxes based on reassessment of the Facility resulting from the conveyance of the Undivided Interest to the Owner Trustee.

                  (cc) Foreign Control Regulations. So long as none of the Owner Trustee, the Owner Participant, the Other Owner Trustee, the Owner Participant under the Other Participation Agreement or the "OP Guarantor" under the Other Participation Agreement is a national of any foreign country or area which is the subject of any of the foreign asset control regulations, assets control regulations, sanctions regulations and transactions regulations of the United States Treasury Department set forth in 31 C.F.R., Subtitle B, Chapter V, as amended (collectively, the "FAC Regulations"), or is controlled by or has a substantial part of its securities or obligations owned or controlled by any of such countries or areas or any national thereof within the meaning of such Regulations, Owner Trustee's use of the proceeds of the transaction contemplated hereby in accordance with Section 2.1 on the Closing Date will not violate the Trading with the Enemy Act, any Executive Order issued thereunder or the FAC Regulations.

                  (dd) Status of Site and Easement Site. To the best knowledge of NACC after due inquiry and except to the extent that such condition would not reasonably be expected either individually or in the aggregate to have a Material Adverse Effect, (i) the Site and the Easement Site are not, and never have been, dedicated cemetery property; (ii) the Site and the Easement Site are not classified as regulated "wetlands" and do not require a Federal Water Pollution Control Act Section 404 permit for development or construction; (iii) the Site and the Easement Site are not located in an area designated by the Secretary of the Interior as a critical habitat of endangered or threatened species covered by the Endangered Species Act of 1973, 16 U.S.C.A. ss.1531-1544, and do not require any Approvals under the Endangered Species Act or any other Applicable Law governing endangered or threatened species; (iv) there are no antiquities on the Site or the Easement Site which would qualify for protection under any Applicable Law including, but not limited to, Indian burial mounds, battle field sites or old graveyards; and (v) the Site and the Easement Site are not subject to the California Desert Protection Act.

                  (ee) Power Purchase Agreements. (i) Each of the Power Purchase Agreements is a legally valid and enforceable agreement as to itself and the Power Purchaser, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law), (ii) each of the

         Power Purchase Agreements is in full force and effect and has not been modified or amended in any respect except for Amendment No. 1 to the Parallel Generation Agreement between Kerr-McGee Chemical Corporation and Southern California Edison, dated March 27, 1989, and Amendment No. 2, (iii) other than the "Assignment and Assumption of the Parallel Generation Agreements between Southern California Edison Company and Kerr-McGee Chemical Corporation," dated as of November 30, 1990, by and between Kerr-McGee Chemical Corporation and NACC, there has been no prior assignment of the Power Purchase Agreements of which NACC has notice or is aware, (iv) neither NACC nor, to NACC's best knowledge, without investigation, the Power Purchaser is in default under the Power Purchase Agreements, and (v) to NACC's best knowledge, without investigation, all covenants, conditions and agreements have been performed as required in the Power Purchase Agreements except those not due to be performed until after the date hereof and there is no default or any condition which, with the passage of time and/or the giving of notice, or both, would constitute a default under the Power Purchase Agreements, and there are no claims or rights of setoff by any party thereto against the other.

                  (ff) BLM Leases. NACC is the sole tenant under each of the BLM Leases. Except to the extent the same would not reasonably be expected to have a Material Adverse Effect, (i) each of the BLM Leases is in full force and effect; (ii) neither NACC nor the BLM currently is in default under any of the BLM Leases and no condition exists which, with the giving of notice or the passage of time (or both), would constitute a default or event of default under any of the BLM Leases; (iii) NACC has received no notice from the BLM of an intention to terminate any of the BLM Leases and has no reason to believe that the BLM is contemplating the termination of any of the BLM Leases.

                  Section 5.2 Representations and Warranties of HCNA. HCNA represents and warrants as of the date of this Participation Agreement and as of the Closing Date to Owner Participant and Owner Trustee that:

                  (a) Organization. HCNA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to carry on its business in all material respects as now conducted, to own and hold under lease its properties and to enter into and perform its obligations under each Operative Document to which it is or will be a party and each other letter, certificate, document or instrument to be executed and delivered therewith or as contemplated thereby. HCNA is duly qualified to do business as a foreign corporation under the laws of each jurisdiction where the ownership, lease or operation of property of the conduct or business requires such qualification and where failure to so qualify would reasonably be expected to have a Material Adverse Effect.

                  (b) Authorization, Execution and Delivery; No Conflict. Each Operative Document to which HCNA is or will be a party and each letter, certificate, document or other instrument executed and delivered in connection therewith has been duly authorized by all necessary corporate action on the part of, and has been or will be duly executed and delivered on or prior to the Closing Date by, HCNA, and neither the execution and delivery thereof, nor the consummation by HCNA of the transactions contemplated thereby nor compliance by HCNA with any of the terms and provisions thereof (A) contravenes or results in a breach of or constitutes any default under any provision of the certificate of incorporation or by-laws of HCNA,
         (B) contravenes or results in a breach of or constitutes any default under any existing law, judgment, governmental rule, regulation or order applicable to or binding on HCNA or any of its material properties (including without limitation any building or similar codes or zoning, planning or similar regulations), or result in the creation of a Lien (other than a Permitted Lien or Liens approved by Owner Participant) upon the Facility, the Site or the Undivided Interest therein or (C) contravenes or results in any breach of or constitutes any default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other material agreement or instrument to which HCNA is a party or by which HCNA or any of its properties may be bound or affected.

                  (c) Consents. Neither the execution and delivery by HCNA of the Operative Documents to which HCNA is or will be a party nor the consummation on the Closing Date of any of the transactions on the part of HCNA contemplated thereby requires the consent or approval of, the giving of notice to, or the registration with, the recording or filing of any document with, or the taking of any other action in respect of, any Authority or any other Person, except (i) those set forth on
         Schedule  5.1(c)  and (ii) the  recordings  and  filings  described  in
         Schedule 4.1(o).

                  (d) Enforceability. Each Operative Document to which HCNA is or will be a party constitutes, or when entered into will constitute, the legal, valid and binding obligation of HCNA, enforceable against HCNA in accordance with the terms thereof except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                  (e) Litigation. There are no actions, suits or proceedings before any Authority pending or, to the knowledge of HCNA, threatened against or affecting HCNA or any of its property or rights that (i) question the validity of any Operative Document or HCNA's ability to perform its obligations under each Operative Document to which it is or will be a party, or (ii) except as disclosed in the SEC Periodic Reports or the Information Memorandum, would reasonably be expected to have a (individually or together with any other such actions, suits or proceedings) Material Adverse Effect. HCNA is not in default with respect to any Order of any Authority, where such default would reasonably be expected to have a Material Adverse Effect or would result in the creation or imposition of any Lien (other than a Permitted Lien) upon the Facility, the Site or the Undivided Interest therein.

                  (f) Taxes. HCNA has filed or caused to be filed all United States Federal and all material tax returns required to be filed by HCNA and has paid, or caused to be paid, all taxes shown to be due and payable on such returns to the extent the same have become due and payable, except for any taxes and assessments of which the amount, applicability or validity is currently being contested pursuant to a Permitted Contest and except to the extent non-filing or incorrect filing could not reasonably be expected to have a Material Adverse Effect.

                  (g) Financial Statements. HCNA has delivered to Owner Participant copies of an audited consolidated balance sheet of HCNA as at March 25, 1995 and the related consolidated statements of income and statements of cash flows for the fiscal year ended on said date. Said financial statements are complete and correct in all material respects and present fairly the consolidated financial position of HCNA and its Subsidiaries as of the date of said balance sheet, and the consolidated results of their operations and cash flows for the fiscal period ended on such date and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as set forth in the notes thereto. Since March 25, 1995, none of HCNA and its Subsidiaries have incurred any material contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including any Interest Rate or Currency Protection Agreements, other than in the ordinary course of business.

                  (h) Disclosure. Taken as a whole, neither this Participation Agreement, the SEC Periodic Reports, the Information Memorandum, nor the other Operative Documents to which HCNA is or will be a party or the other documents and certificates furnished by or on behalf of HCNA or NACC pursuant to this Participation Agreement to Owner Participant contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; except as disclosed in the SEC Periodic Reports or the Information Memorandum, there is no fact known to HCNA which would reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of NACC or HCNA and its Restricted Subsidiaries taken as a whole.

                  (i) Investment Company. HCNA is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  (j) Holding Company. HCNA is not subject to regulation as a "holding company," an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (k) Chief Executive Office. The chief place of business and the chief executive office of HCNA are located at 399 Park Avenue, 32nd Floor, New York, New

         York 10022, and the offices where HCNA keeps its records concerning the Facility and the Operative Documents to which HCNA is a party are located at 8300 College Boulevard, Overland Park, Kansas 66210 and at 13200 Main Street, Trona, California 93562.

                  (l) NACC Representations. The representations and warranties of NACC contained in this Participation Agreement are true and correct in all material respects on the date made.

                  (m) NACC Ownership. NACC is a wholly-owned subsidiary of HCNA.

                  Section 5.3 Representations and Warranties of Owner Participant. Owner Participant represents and warrants at and as of the date of this Participation Agreement and as of the Closing Date to NACC, HCNA and Owner Trustee that:

                  (a) Organization. Owner Participant is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and had and has the necessary corporate power and authority to carry on its business in all material respects as now conducted, to own and hold under lease its properties and to enter into and perform its obligations under each Operative Document to which it is or will be a party and each other letter, certificate, document or instrument to be executed and delivered therewith or as contemplated thereby. Owner Participant is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is required and where the failure to do so would have a material adverse effect on its business, operations or properties or its ability to perform its obligations under the Operative Documents or the rights and remedies of HCNA, NACC or Owner Trustee under any of the Operative Documents.

                  (b) Authorization, Execution and Delivery; No Conflicts. Each Operative Document and each letter, certificate, document and instrument to be executed in connection therewith to which Owner Participant is or will be a party has been duly authorized by all necessary corporate action on the part of, and has been or will be duly executed and delivered on or prior to the Closing Date by, Owner Participant, and neither the execution and delivery thereof, nor the consummation by Owner Participant of the transactions contemplated thereby, nor compliance by Owner Participant with any of the terms and provisions thereof (A) contravenes or results in a breach of or constitutes any default under any provision of the certificate of incorporation, by-laws or other organizational or governing document of Owner Participant, (B) contravenes or results in a breach of or constitutes any default under any existing law, judgment, governmental rule, regulation or order applicable to or binding on Owner Participant or any of its material properties (including without limitation any building or similar codes or zoning, planning or similar regulations) or (C) contravenes or results in any breach of or constitutes any default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other material agreement or instrument to which Owner Participant is a party or by which Owner Participant or any of its properties may be bound or affected.

                  (c) Consents. Neither the execution and delivery by Owner Participant of the Operative Documents to which Owner Participant is or will be a party nor the consummation on the Closing Date of any of the transactions on the part of Owner Participant contemplated thereby requires the consent or approval of, the giving of notice to, or the registration with, the recording or filing of any document with, or the taking of any other action in respect of, any Authority or any other Person other than those which have already been obtained, given or made.

                  (d) Enforceability. Each Operative Document to which Owner Participant is or will be a party constitutes, or when entered into will constitute, the legal, valid and binding obligation of Owner Participant, enforceable against Owner Participant in accordance with the terms thereof except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                  (e) Litigation. There are no actions, suits or proceedings before any Authority pending or, to the knowledge of Owner Participant, threatened against or affecting Owner Participant or any of its property or rights that (i) question the validity of any Operative Document or Owner Participant's ability to perform its obligations under each Operative Document to which it is or will be a party, or
         (ii) would reasonably be expected to (individually or together with any.other such actions, suits or proceedings) materially and adversely affect the business, operations or properties of Owner Participant or its ability to perform its obligations under any of the Operative Documents to which it is or will be a party. Owner Participant is not in default with respect to any Order of any Authority, where such default would materially and adversely affect the ability of Owner Participant to perform its obligations under any of the Operative Documents to which it is or will be a party, or would result in the creation or imposition of any Lien upon the Facility, the Site or the Undivided Interests therein.

                  (f)  Investment   Company.   Owner   Participant   is  not  an
         "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  (g) Holding Company. Without giving effect to the transactions contemplated hereby or by the other Operative Documents, Owner Participant is not subject to regulation as a "holding company," an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (h) No Liens. The Trust Estate is free of any Lessor Liens attributable to Owner Participant.

                  (i)  Ordinary  Course  of  Business.   Owner   Participant  is
         entering  into  this  Participation   Agreement  and  the  transactions
         contemplated hereby in its ordinary course of business.

                  (j) ERISA. With respect to the amount to be contributed to Owner Trustee by Owner Participant pursuant to Section 2.1, no part of such amount constitutes assets of an "employee benefit plan" within the meaning of Section 3(3) of ERISA which is subject to Title I of ERISA, a "plan" within the meaning of Section 4975 of the Code or an entity that is deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3- 101 of any such employee benefit plan or plan.

                  Section 5.4 [Reserved.]

                  Section 5.5 Representations and Warranties of Trust Company and Owner Trustee. Trust Company represents and warrants to Owner Participant, NACC and HCNA, as to matters set forth in Sections 5.5(a), (c) (to the extent it relates to the Trust Company), (d)(i), (e) (to the extent it relates to Trust Company) and (f), and Owner Trustee represents and warrants to Owner Participant, NACC and HCNA, as to matters set forth in Sections 5.5(b), (c) (to the extent it relates to Owner Trustee), (d)(ii), (e) (to the extent it relates to Owner Trustee) and (f) that:

                  (a) Organization. Trust Company is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America, and has the corporate power and authority to enter into and perform its obligations under the Trust Agreement.

                  (b) Authorization; Execution and Delivery. Each Operative Document to which Owner Trustee is or will be a party has been duly authorized by all necessary corporate action on the part of, and has been or will be duly executed and delivered on or prior to the Closing Date by, Owner Trustee.

                  (c) No Conflict. Neither the execution and delivery by Trust Company of the Operative Documents to which it is or will be a party, either in its individual capacity, as Owner Trustee or both, nor the consummation of the transactions contemplated thereby, nor compliance by Trust Company or Owner Trustee, as the case may be, with any of the terms and provisions thereof (A) contravenes or results in a breach of or constitutes any default under any provision of the articles of association or by-laws or other organizational or governing document of Trust Company, (B) contravenes or results in a breach of or constitutes any default under any existing California or New York law, judgment or order specifically applicable to or binding on Trust Company, in its individual capacity or as Owner Trustee, as the case may be, or any of its properties, (C) contravenes any United States Federal, California or New York law relating to the banking or trust powers of Trust Company or Owner Trustee, as the case may be, or contravenes or results in a breach of any governmental rule, regulation or order under any such law, or (D) contravenes or results in any breach of or constitutes any default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other material agreement or instrument to which Trust Company, in its individual capacity or as Owner Trustee, as the case may be, is a party or by which Trust Company, in its individual capacity or as Owner Trustee, as the case may be, or any of its properties may be bound or affected.

                  (d) Enforceability. (i) The Trust Agreement has been duly authorized, executed and delivered by Trust Company; assuming the due authorization, execution and delivery by the other parties, the Trust Agreement and this Section 5.5 (to the extent made by Trust Company in its individual capacity) and Sections 5.6 and 6.4(e) of this Participation Agreement are the legal, valid and binding obligations of Trust Company, enforceable against Trust Company in accordance with the terms thereof except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law) and (ii) each Operative Document (other than the Trust Agreement) to which Owner Trustee is or will be a party constitutes, or when entered into will constitute, the legal, valid and binding obligation of Owner Trustee, enforceable against Owner Trustee in accordance with the terms thereof except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                  (e) Title. On the Closing Date Owner Trustee will receive whatever title to the Undivided Interest in the Facility and the Undivided Interest in the Site as is conveyed to it by NACC, as applicable, free and clear of all Lessor Liens arising by, through or under Trust Company or Owner Trustee.

                  (f) Chief Executive Office. The chief place of business and the chief executive office of Owner Trustee is located in Los Angeles, California and the office where Owner Trustee keeps its records concerning the Facility and the Undivided Interest therein and the Operative Documents to which Owner Trustee is a party are located in Los Angeles, California.

                  Section 5.6 Offerings by Parties. Each of NACC, HCNA, Owner Trustee, Trust Company and Owner Participant represents, individually and separately, but not jointly, to each other party hereto that, except as expressly contemplated in the Operative Documents, neither it, nor any of its Affiliates nor anyone authorized to act on its behalf as agent, broker, dealer or otherwise has directly or indirectly offered any interest in the Trust Estate or in any similar security relating to the Facility, the Site or the Undivided Interests therein, or in any security of NACC, HCNA, or the Owner Trustee the offering of which for purposes of the Securities Act would be deemed to be part of the same offering as any offering of interests in the Trust Estate, for sale to, or solicited any offer to acquire any of the same from, any Person other than the Owner Participant and the institutions referred to in the certificate described in Section 4.1(aa).

                  Section 5.7 Representations and Warranties Regarding Investment. Owner Participant represents and warrants to each other party hereto that Owner Participant is acquiring its interest in the Trust Estate for its own account for investment and not with a view to any resale or distribution thereof, and if in the future the Owner Participant should decide to dispose of its interest in the Trust Estate, the Owner Participant understands that it may do so only in compliance with the applicable requirements of the Securities Act; provided, however, that, subject to the provisions of Section 6.4 and of the Trust Agreement, the disposition of the Owner Participant's interest in the Trust Estate shall be at all times within the Owner Participant's control.


                                   ARTICLE VI

                                    COVENANTS

                  Section 6.1 Covenants of NACC. NACC covenants and agrees with each of the other parties as follows:

                  (a) Covenants of NACC During Basic Term. From the date of this Agreement and until the end of the Basic Term:

                                    (i) Existence. Except as expressly permitted
                  in  Section  6.1(a)(iv),  6.1(b)(ii),  6.2(h),  6.3(a)(ii)  or
                  6.3(b)(ii), NACC will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that NACC shall not be required to preserve any such right or franchise if the Board of Directors of NACC in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of NACC and that the loss thereof is not disadvantageous in any material respect to the Owner Participant.

                                    (ii) Reporting  Requirements.  (A) Financial
                  Statements. In the event NACC shall no longer be a consolidated Subsidiary of HCNA, NACC will furnish to the Owner Participant:

                                    (1) as soon as  available,  but in any event
                           within 90 days after the end of each fiscal year of NACC, a copy of the audited consolidated balance sheets of NACC and its consolidated Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income and retained earnings and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Coopers & Lybrand or other independent certified public accountants of nationally recognized standing; and

                                    (2) as soon as  available,  but in any event
                           not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of NACC, the unaudited consolidated balance sheets of NACC and its consolidated Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of NACC and its consolidated Subsidiaries for such fiscal quarter and the portion of the fiscal year through the end of such fiscal quarter, setting forth in comparative form the budget for such period and the figures for the same period of the previous fiscal year, certified by the chief financial officer or the treasurer of NACC as being fairly stated in all material respects (subject to normal year-end audit adjustments).

                           All such financial  statements  shall be complete and
                  correct in all material respects and shall be prepared in accordance with generally accepted accounting principles applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                           (B) Certificates. If NACC shall not be a consolidated
                  subsidiary   of  HCNA,   NACC  will   furnish   to  the  Owner
                  Participant:

                                    (1)  concurrently  with the  delivery of the
                           financial statements referred to in Section 6.1(a)(ii)(A)(1), a letter from the independent certified public accountants reporting on such financial statements (x) stating that in making the examination necessary therefor no knowledge was obtained of any non-compliance with Sections 6.1(a)(iii) and 6.1(a)(iv) of this Agreement during the period reported on constituting a Default or an Event of Default except as specified in such letter,
                           (y) stating that such accountants have reviewed the calculations in the certificates of the chief financial officer or the treasurer of NACC delivered concurrently with such financial statements pursuant to Section 6.1(a)(ii)(B)(2)(y) and Section 6.1(a)(ii)(D) of this Participation Agreement and confirmed such calculations, and (z) stating that such accountants have reviewed the reconciliation of generally accepted accounting principles as then applied in the preparation of the financial statements of NACC and Generally Accepted Accounting Principles, and confirmed that such reconciliation as presented in such certificates of the chief financial officer or the treasurer of NACC delivered concurrently with such financial statements is complete and correct, or that there are no material differences between generally accepted accounting principles as then applied in the preparation of the financial statements of NACC and Generally Accepted Accounting Principles for the periods referred to in such certificates; and

                                    (2)  concurrently  with the  delivery of the
                           financial statements referred to in Section 6.1(a)(ii)(A), a certificate of the chief financial officer or the treasurer of NACC (x) stating that such officer has obtained no knowledge of any Default or Event of Default, or of the occurrence of an Event of Loss, during the period reported on, except as specified in such certificate and (y) showing in detail the calculations of Consolidated Tangible Net Worth, the Fixed Charge Coverage Ratio and the Interest Coverage Ratio, as applicable, supporting such statement in respect of Section 6.1(a)(iv) of this Agreement, if applicable, including a reconciliation of any material differences between generally accepted accounting principles as then applied in the preparation of such financial statements and Generally Accepted Accounting Principles.

                           (C) Other Information. NACC will furnish to the Owner
                  Participant:

                                    (1) prompt  notice of any change in the name
                           of NACC or the location of the chief executive office and place of business of NACC and the office where it keeps its records concerning the Facility and the operation thereof;

                                    (2) notices  described  in Section 11 of the
                           Lease, as and when required by said Section 11; and

                                    (3) promptly   upon   request   such   other
                           financial information with respect to NACC, the Facility and the Complex as Owner Participant may reasonably request.

                           (D) Notices.  To the extent that the chief  executive
                  officer, the president, the chief financial officer or the treasurer of NACC knows or should reasonably be expected to know thereof, NACC will promptly give notice to the Owner Participant of any Asset Disposition made or merger, consolidation, sale of assets or other transaction entered into or made pursuant to Section 6.1(a)(iii), 6.1(a)(iv) or 6.1(b)(ii), as applicable. Each notice pursuant to this
                  Section 6.1(a)(ii)(D) shall be accompanied by a certificate of the chief financial officer or the treasurer of NACC showing in detail the calculations of Consolidated Tangible Net Worth, the Fixed Charge Coverage Ratio and the Interest Coverage Ratio, as applicable, supporting the determination by NACC that the transaction complies with the applicable provisions of this Agreement, including a reconciliation of any material differences between generally accepted accounting principles as then applied in the preparation of financial statements and Generally Accepted Accounting Principles.

                                    (iii) Limitation     on    Certain     Asset
                           Dispositions. Except with the prior written consent of the Owner Participant, which consent shall not be unreasonably withheld, NACC shall not, and shall not permit any

                           Restricted Subsidiary of NACC to, make any Asset Disposition in one or more related transactions by NACC or a Restricted Subsidiary of NACC, unless:

                                    (A)  NACC or the  Restricted  Subsidiary  of
                           NACC, as applicable, receives consideration for such Asset Disposition, the fair market value of which is at least equal to the fair market value of the assets sold or disposed of as determined in good faith by
                           (1) a designated officer of NACC (or so long as NACC is a Restricted Subsidiary of HCNA, a designated officer of HCNA), as evidenced by a certificate filed with the Owner Participant, if such consideration is less than $5 million, or (2) the Board of Directors of NACC (or so long as NACC is a Restricted Subsidiary of HCNA, the Board of Directors of HCNA), as evidenced by a Board Resolution filed with the Owner Participant, if such consideration is equal to or greater than $5 million; and

                                    (B) (1) at  least  75% of the  consideration
                           for such Asset Disposition consists of cash or readily marketable Cash Equivalents or the assumption of Debt of HCNA or of a Restricted Subsidiary of HCNA (in a principal amount (or accreted value) equal to the fair market value of the assets sold or disposed
                           of) and a release from all liability on the Debt assumed; or

                                    (2) immediately  after giving effect to such
                           Asset Disposition, the aggregate consideration for all Asset Dispositions during the Initial Term and the Basic Term that does not consist of cash or readily marketable Cash Equivalents or the assumption of Debt of HCNA or of a Restricted Subsidiary of HCNA (in a principal amount (or accreted value) equal to the fair market value of the assets sold or disposed
                           of) and a release from all liability on the Debt assumed will not be in excess of $45 million; and

                                    (C) 100% of the Net Available Proceeds, less
                           proceeds in an aggregate amount not exceeding (1) $15 million during any 12-month period, and (2) $90 million during the Interim Term and the Basic Term, are invested within 180 days of such Asset Disposition, in the business of HCNA or in any business related to the business of HCNA or any of its Restricted Subsidiaries, including the repayment or retirement of Debt of HCNA or any of its Restricted Subsidiaries, provided, that at all times prior to such investment, such proceeds are invested in Cash Equivalents; and

                                    (D) immediately   before  and  after  giving
                           effect to such transaction no Event of Default shall have occurred and be continuing; and

                                    (E) in any such  transaction  involving  any
                           material component of the Complex, immediately after giving effect to such transaction all material components of the Complex, the Host Facilities and the Service Facilities will be controlled, directly or indirectly, by the same Person.

                           The  foregoing   provisions  shall  not  apply  to  a
                  transaction  consummated in compliance  with the provisions of
                  Section 6.1(a)(iv), and this Section 6.1(a)(iii) shall not apply to (x) any Asset Disposition which constitutes a transfer, conveyance, sale, lease or other disposition of all or substantially all of NACC's properties or assets or of all or substantially all of the properties and assets that comprise the Complex within the meaning of Section 6.1(a)(iv),
                  (y) any Asset Disposition which constitutes a transfer, conveyance, sale, lease or other disposition of all or substantially all of HCNA's properties or assets within the meaning of Section 6.2(h), or (z) any Asset Disposition as a result of which the HCNA Guaranty shall terminate in accordance with Section 13 of the HCNA Guaranty.

                                    (iv)  Mergers,  Consolidations  and  Certain
                           Sales of Assets. Except with the prior written consent of the Owner Participant, which consent shall not be unreasonably withheld, NACC (A) shall not consolidate with or merge into any other Person (other than HCNA or any Restricted Subsidiary of
                           HCNA), (B) shall not permit any other Person to consolidate with or merge into NACC (other than HCNA or any Restricted Subsidiary of HCNA), (C) shall not, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any other Person (other than HCNA or any Restricted Subsidiary of HCNA), (D) shall not, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of the properties and assets that comprise the Complex as an entirety to any other Person (other than HCNA or any Restricted Subsidiary of HCNA), and (E) shall not, directly or indirectly, enter into or otherwise participate in any reorganization or other transaction or series of related transactions as a result of which it ceases to be a Restricted Subsidiary of HCNA, unless:

                                    (1) in the case NACC shall  consolidate with
                           or merge into another Person, shall directly or indirectly transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets or the properties and assets that comprise the Complex as an entirety, or shall directly or indirectly enter into or otherwise participate in any reorganization or other transaction or series of related transactions as a result of which it ceases to be a Restricted Subsidiary of HCNA, the Person formed by such consolidation or into which NACC is merged, the Person which acquires by transfer, conveyance, sale, lease or other disposition all or substantially all of the properties and assets of NACC or the properties and assets that comprise the Complex as an entirety, or the Person which succeeds to the interest of NACC as a result of any reorganization or other transaction or series of related transactions in which NACC ceases to be a Restricted Subsidiary of HCNA (for purposes of this Section, a "NACC Successor Company") shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume by an agreement in form and substance reasonably satisfactory to the Owner Participant all of the obligations of NACC under this Participation Agreement and each other Operative Document to which, immediately prior to such transaction, NACC was a party, including the due and punctual performance and observance of each covenant and condition of the Operative Documents to be performed or observed by NACC; and

                                    (2) immediately  after giving effect to such
                           transaction,

                                            (v) the  Consolidated  Tangible  Net
                                     Worth  of  NACC  or  the   NACC   Successor
                                     Company, as applicable, will be at least equal to the greater of (a) $50 million and
                                     (b) 95% of the  Consolidated  Tangible  Net
                                     Worth of HCNA immediately prior to such transaction; or

                                            (w) the  Consolidated  Tangible  Net
                                     Worth of HCNA will be at least equal to the greater of (a) $50 million and (b) 95% of the Consolidated Tangible Net Worth of HCNA immediately prior to such transaction; or

                                            (x) the Interest  Coverage  Ratio of
                                     NACC or the NACC Successor Company, as applicable, will be no less than 3.00 to
                                     1.00 and the Fixed Charge Coverage Ratio of
                                     NACC or the NACC Successor Company, as applicable, will be no less than 1.75 to 1.00; or

                                            (y) the Interest  Coverage  Ratio of
                                     HCNA will be no less than 3.00 to 1.00 and the Fixed Charge Coverage Ratio of HCNA will be no less than 1.75 to 1.00; or

                                            (z) the  outstanding  Debt of either
                                     (a) NACC or the NACC Successor Company,  as
                                     applicable,  or (b) HCNA,  with an  Average
                                     Weighted  Life equal to or greater than the
                                     Average  Weighted  Life  of  the  remaining
                                     Basic  Rent  during the Basic Term shall be
                                     rated   at  least   BBB-   (or   subsequent
                                     equivalent  rating) by Standard & Poor's or
                                     at  least  Baa3 (or  subsequent  equivalent
                                     rating)  by  Moody's,  or  if  either  such
                                     agency no longer
                                     publishes  ratings,   then  the  equivalent
                                     rating  as  published  by  another   Rating
                                     Agency; and

                                    (3)  immediately  before  and  after  giving
                           effect to such transaction no Event of Default shall have occurred and be continuing; and

                                    (4) in any such  transaction  involving  any
                           material component of the Complex, immediately after giving effect to such transaction all material components of the Complex, the Host Facilities and the Service Facilities will be controlled, directly or indirectly, by the same Person.

                           Notwithstanding    the   foregoing,    this   Section
                  6.1(a)(iv) shall not apply to any merger, consolidation or sale of assets as a result of which the HCNA Guaranty shall terminate in accordance with Section 13 of the HCNA Guaranty.

                  (b) Covenants of NACC During Remaining Lease Term. From the date on which the Basic Term ends and until the end of the Lease Term:

                                    (i) Existence; Reporting Requirements.  NACC
                           will observe the covenants set forth in Section 6.1(a)(i) and Section 6.1(a)(ii)(A), 6.1(a)(ii)(B),
                           6.1(a)(ii)(C) and, as to any merger, consolidation or sale of assets pursuant to Section 6.1(b)(ii), 6.1(a)(ii)(D).

                                    (ii)  Mergers,  Consolidations  and  Certain
                           Sales of Assets. Except with the prior written consent of the Owner Participant, which consent shall not be unreasonably withheld, NACC (A) shall not consolidate with or merge into any other Person (other than HCNA or any Restricted Subsidiary of
                           HCNA), (B) shall not permit any other Person to consolidate with or merge into NACC (other than HCNA or any Restricted Subsidiary of HCNA), and (C) shall not, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any other Person (other than HCNA or any Restricted Subsidiary of HCNA), (D) shall not, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of the properties and assets that comprise the Complex as an entirety to any other Person (other than HCNA or any Restricted Subsidiary of HCNA), and (E) shall not, directly or indirectly, enter into or otherwise participate in any reorganization or other transaction or series of related transactions as a result of which it ceases to be a Restricted Subsidiary of HCNA, unless:

                                     (1) in the case NACC shall consolidate with
                                    or merge into another Person, shall directly or indirectly transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets or the properties and assets that comprise the

                                    Complex as an entirety, or shall directly or
                                    indirectly    enter   into   or    otherwise
                                    participate in any  reorganization  or other
                                    transaction    or    series    of    related
                                    transactions  as a result of which it ceases
                                    to be a Restricted  Subsidiary of HCNA,  the
                                    NACC   Successor    Company   shall   be   a
                                    corporation,  partnership or trust, shall be
                                    organized  and  validly  existing  under the
                                    laws of the United  States of  America,  any
                                    State  thereof or the  District  of Columbia
                                    and shall  expressly  assume by an agreement
                                    in    form    and    substance    reasonably
                                    satisfactory to the Owner Participant all of
                                    the   obligations   of   NACC   under   this
                                    Participation   Agreement   and  each  other
                                    Operative  Document  to  which,  immediately
                                    prior to such transaction, NACC was a party,
                                    including  the due and punctual  performance
                                    and   observance   of  each   covenant   and
                                    condition of the Operative Documents to be performed or observed by NACC;

                                     (2) immediately after giving effect to such
                                    transaction,  the Consolidated  Tangible Net
                                    Worth of NACC or the NACC Successor Company, as applicable, (or of HCNA, if the HCNA Guaranty is then in effect) will be at least equal to 95% of the Consolidated Tangible Net Worth of HCNA immediately prior to such transaction;

                                     (3)  immediately  before  and after  giving
                                    effect  to  such  transaction  no  Event  of
                                    Default   shall   have   occurred   and   be
                                    continuing; and

                                     (4) in any such  transaction  involving any
                                    material    component    of   the   Complex,
                                    immediately after giving effect to such transaction all material components of the Complex, the Host Facilities and the Service Facilities will be controlled, directly or indirectly, by the same Person.

                                    Notwithstanding the foregoing,  this Section
                           6.1(b)(ii) shall not apply to any merger, consolidation or sale of assets as a result of which the HCNA Guaranty shall terminate in accordance with
                           Section 13 of the HCNA Guaranty.

                                    (c) Cooperation. So long as no Facility User
                           Event of Default (as defined in the Services Agreement) has occurred and is continuing, upon the request of Owner Participant or Owner Trustee, NACC shall, at the expense of Owner Participant, reasonably cooperate with Owner Participant and Owner Trustee in obtaining the valid and effective issuance or transfer or amendment, as the case may be, of all approvals, notices, filings, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, certificates, licenses or other actions required to be taken, given, made, or obtained, as the case may be, by, from, to or with any applicable Authority, necessary or, reasonably desirable for the ownership, operation and possession of the Undivided Interests in the Facility or the Site or any property covered by the Site Lease by Owner Trustee or any permitted transferee, lessee or assignee thereof for the period after the Lease Termination Date to the expiration or termination of the Site Lease Term.

                                    (d) Investigation       by      Governmental
                           Authorities.  To the extent  permitted by  Applicable
                           Law, during the Lease Term NACC shall deliver to Owner Trustee and Owner Participant promptly upon NACC's becoming aware of or receiving notice of the intent by an Authority to (i) investigate the Facility or the Site for possible violation of a statute under which material liability may be imposed upon Owner Participant or Owner Trustee or (ii) investigate the Facility or the Site for any violation of applicable law under which criminal liability may be imposed on Owner Participant or Owner Trustee.

                                    (e) Limitation on Certain Rights of NACC. As
                           and to the extent more specifically described in the applicable Section, NACC shall not exercise its rights under Sections 12, 15, 20, 21 and 22 of the Lease, as the case may be, unless NACC concurrently shall be exercising all similar rights it may have under the Other Lease.

                                    (f) Environmental  Compliance.   During  the
                           Lease Term NACC shall:

                                     (i) except to the extent NACC is engaged in
                                    a Permitted Contest with respect thereto, at
                                    its sole  cost and  expense,  comply  in all
                                    respects,  and cause all  other  Persons  to
                                    comply   in   all    respects,    with   all
                                    Environmental    Laws   now   or   hereafter
                                    applicable   to   the   use,   modification,
                                    construction, operation and maintenance of the Facility, the Site, the Leasehold Estate and the Undivided Interests therein;

                                     (ii)  except to the extent  NACC is engaged
                                    in a Permitted Contest with respect thereto,
                                    obtain,     in    full    compliance    with
                                    Environmental  Laws, all Approvals  required
                                    under  any  Environmental  Law for the  use,
                                    modification,  construction,  operation  and
                                    maintenance  of the  Facility  and the  Site
                                    and,  to the extent  applicable  to the use,
                                    modification,   construction,  operation  or
                                    maintenance of the Facility or the Site, the Complex, in the regular course of NACC's business as contemplated by the Operative Documents and, to the extent then required in accordance with any Environmental Law, any other use of the

                                    Facility or the Site, and maintain such Approvals in full force and effect, and comply fully with the terms and conditions thereof;

                                    (iii) not dispose of, Release, treat, store,
                           use, recycle, or generate Hazardous Materials or permit such activities at the Facility, the Site, the Leasehold Estate or the Undivided Interests therein, or transport or permit the transportation of Hazardous Materials to or from the Facility, the Site, the Leasehold Estate or the Undivided Interests therein, other than in the regular course of NACC's business and in full compliance with all Environmental Laws and Environmental Approvals;

                                    (iv) not install or permit the  installation
                           at the Site or the Facility of any underground storage tanks, surface impoundments or asbestos-containing materials and NACC will cause or ensure that the Site and the Facility will be used, modified, constructed, operated and maintained so as to prevent exposure of any Person at the Site or the Facility to Hazardous Materials in excess of safety levels established by Environmental Laws and so as not to result in liability under any Environmental Laws;

                                    (v) except to the extent  NACC is engaged in
                           a Permitted Contest with respect thereto, conduct and complete at its sole cost and expense any investigation, study, sampling, monitoring and testing and undertake any cleanup, removal, remedial, corrective, mitigation, response or any other action required under Environmental Laws, with respect to Hazardous Materials at the Facility, the Site, the Leasehold Estate or the Undivided Interests therein, and any such activity shall be undertaken with appropriate diligence and in full compliance with all Environmental Laws;

                                    (vi)  provide  Owner  Participant  and Owner
                           Trustee with reasonably detailed written notice, promptly upon a Responsible Environmental Manager becoming aware thereof, of (a) any written notice to or from an Authority of an actual or alleged violation of or non-compliance with Environmental Laws or any reportable Release or other reportable exceedance involving a Hazardous Material with respect to the Facility, the Site, the Leasehold Estate or the Undivided Interests therein; and (b) any pending or overtly threatened in writing Environmental Claim against or involving NACC, the Facility, the Site, the Leasehold Estate or the Undivided Interests therein or any other Person with respect to the Facility, the Site, the Leasehold Estate or the Undivided Interests therein, which is reasonably expected to (i) result in a material liability or (ii) result in serious personal injury or material property damage or allegations thereof or
                           (iii) have a material adverse effect on the Facility, the Site, the Leasehold Estate or the Undivided Interests therein;

                                    (vii)  with  respect  to  matters  for which
                           notice is provided pursuant to Section 6.1(f)(vi) above, such notice shall also be provided to Owner Participant and Owner Trustee with respect to the Complex, to the extent any Special Environmental Expenses as to any individual item for which notice is provided under Section 6.1(f)(vi) would reasonably be expected to reach or exceed $750,000;

                                    (viii) provide Owner  Participant  and Owner
                           Trustee during each fiscal year of NACC with (x) a reasonably detailed written environmental assessment report concerning the Facility and the Site, and (y) the Environmental Report prepared annually for NACC's lenders pursuant to its Working Capital Facilities by Eder Associates or any other Environmental Consultant concerning the Facility, the Site and the Complex, or an equivalent report;

                                    (ix) promptly  upon  receipt,  provide Owner
                           Participant and Owner Trustee with copies of all written communications relating to any of such matters for which notice is provided pursuant to
                           Section 6.1(f)(vi) above and, within 10 days following NACC's issuance or receipt of (a) any written environmental report, environmental notice letter or other written environmental communication to or from any Authority, (b) any pending or overtly threatened written Environmental Claim or (c) any press release relating to (a) or (b) above, shall provide to Owner Participant and Owner Trustee copies of all such written reports, notice letters, written communications, Environmental Claims and press releases;

                                    (x)  at  its  sole  cost  and  expense,   in
                           compliance with all Environmental Laws and in accordance with reasonably prudent industry customs and standards, diligently and in good faith implement each of the observations set forth in the letter from Geomatrix Consultants, Inc., dated July 1, 1996; and

                                    (xi) except to the extent NACC is engaged in
                           a Permitted Contest with respect thereto, comply and cause all other Persons to comply with all Environmental Laws with respect to the Complex, except to the extent any violation or non-compliance would not reasonably be expected to result in (a) Special Environmental Expenses (after giving effect to the proceeds of any applicable insurance owing by a carrier which has acknowledged in writing its liability under the relevant policy and to any applicable indemnities owing to NACC from a Person which is reasonably likely to honor its indemnity) in an aggregate amount equalling or exceeding $12.5 million for any fiscal year of NACC or (b) the imposition of criminal liability (y) on the Owner Participant, OP Guarantor or Owner Trustee or (z) which would prevent or significantly interfere with the continued use, operation or maintenance of the Complex.

                           (g) Expenses.  At all times during the Lease Term and
                  thereafter if a Processing Services Election has been made, NACC shall pay (i) to Owner Trustee, Power Contract Trustee and Owner Participant all expenses (including, without limitation, legal fees and expenses) reasonably incurred by such party in connection with the entering into, or giving or withholding, of any future amendments, supplements, waivers, approvals, consents or other actions in connection with any Default or Event of Default or that are requested by NACC or HCNA and (ii) the ongoing fees and expenses of Owner Trustee and Power Contract Trustee under the Trust Agreement and the Power Contract Trust Agreement, respectively.

                           (h) Site Lease. NACC agrees during the Lease Term, to
                  perform all covenants and obligations (including, without limitation, payment obligations, which amounts shall be payable as Supplemental Rent) imposed by the Site Lease upon Tenant directly, for the benefit of Site Lessor thereunder.

                           (i) Lessor Security. (i) At all times on and after the Closing Date through the expiration or earlier termination of the Basic Term (other than a termination as a result of an Event of Default during the Basic Term), NACC shall cause to be provided and maintained in full force and effect a Letter of Credit issued in favor of Owner Participant; provided, however, that no Letter of Credit shall be required (x) at any time after the senior unsecured debt obligations of HCNA that mature on or after the scheduled expiration date of the Basic Term have been rated continuously for a period of at least 12 months at least BBB (or a subsequent equivalent rating) by Standard & Poor's, at least Baa2 (or a subsequent equivalent rating) by Moody's or at least 2 (or a subsequent equivalent rating) by the National Association of Insurance Commissioners (or if such agencies no longer publish ratings, then the equivalent rating as published by another Rating Agency) or
                  (y) at any time when NACC shall be maintaining a Cash Deposit and such Cash Deposit shall be subject to a first priority, perfected security interest in favor of Owner Participant pursuant to the Lessor Security Agreement. If a Letter of Credit is being provided pursuant to this Section 6.1(i) by an Issuing Bank that does not satisfy the criteria in clause (i) of the definition of "Eligible Bank" and a downgrade of such Issuing Bank's credit rating shall occur such that the Issuing Bank no longer satisfies the criteria in clause (ii) of the definition of "Eligible Bank," (A) NACC shall cause a replacement Letter of Credit to be issued in favor of the Owner Participant no later than 60 days after NACC acquires actual knowledge, or receives a notice from the Owner Participant, of the occurrence of such downgrade and (B) the Owner Participant shall immediately surrender any Letters of Credit so replaced to the issuer thereof for cancellation.

                                    (ii)  Owner  Participant  may  draw  on  any
                           Letter of Credit provided pursuant to this Section 6.1(i) if any of the following shall occur and be continuing (each, a "Drawing Event"):

                           (v) an Event of  Default  of the  type  specified  in
                  Section 17(a) of the Lease based on the failure to make a payment of Basic Rent;

                           (w) an Event of  Default  of the  type  specified  in
                  Section 17(a) of the Lease based on the failure to make a payment of Stipulated Loss Value where the difference between
                  (A) the amount due and payable and (B) the amount actually paid is greater than $500,000;

                           (x) an Event of  Default  of the  type  specified  in
                  Section 17(b) of the Lease based on the failure to make any payment where the difference between (A) the amount due and payable and (B) the amount actually paid is greater than $500,000;

                           (y) the  Letter of Credit  shall  not be  renewed  or
                  replaced  by  another  Letter  of  Credit  at  least  ten (10)
                  Business Days prior to the expiration of such Letter of Credit; or

                           (z) NACC shall  fail to replace  any Letter of Credit
                  within 60 days of the downgrade of the credit rating of the Issuing Bank in accordance with the last sentence of Section 6.1(i).

         If the Owner Participant draws on the Letter of Credit as a result of a Drawing Event of the type specified in clause (v), (w) or (x) above, the proceeds of such drawing shall be first applied to the failed payment to which such Drawing Event relates and the balance of such drawing, if any, shall be applied to the payment of scheduled Basic Rent payments in inverse order of due dates by crediting such proceeds against the actual scheduled amounts of such Basic Rent payments. If Owner Participant draws on the Letter of Credit as a result of a Drawing Event of the type specified in clause (y) or (z) above, the proceeds of such drawing shall be applied to the payment of scheduled Basic Rent payments in inverse order of due dates by crediting such proceeds against the actual scheduled amounts of such Basic Rent payments. Notwithstanding the foregoing, no drawing on the Letter of Credit or application of the proceeds of any such draw shall be deemed to cure any Default or Event of Default upon which such drawing may be based.

                           (j) Legal  Description  of Site.  NACC shall promptly
                  process a lot-line adjustment or parcel map application with San Bernardino County, which will create a legal parcel that is co-terminus with the Sites, and (i) obtain said adjustment or parcel map within four (4) months from the Closing Date;
                  (ii) execute amendments to the Lease, Site Lease, Memorandum of Lease and each Memorandum of Site Lease and other documents necessary to change the legal description of the Sites in accordance with said adjustment or parcel map and/or terminate a Site Lease, if appropriate; (iii) record such amendments to Memorandum of Lease and each Memorandum of Site Lease; and (iv) obtain appropriate endorsements to the title insurance policies issued pursuant to this Participation
                  Agreement insuring the Owner Trustee's interest in the new legal parcel. All costs and expenses incurred in connection with all of the foregoing, including the cost of recording any such amendments to the Memorandum of Lease and each Memorandum of Site Lease, shall be the obligation of and paid by NACC.

                           (k) Power Purchase  Agreements.  Notwithstanding  any
                  provision of the Power Contract Assignment or any other Operative Document to the contrary, during the Sub-Assignment Term (as defined in the Power Contract Assignment), NACC (i) shall be solely liable for, and shall comply with, all obligations of the "Seller" under the Power Purchase Agreements, (ii) shall not amend, modify or terminate, or consent to or permit any amendment, modification, termination, waiver or variance of any of the Power Purchase Agreements without the prior written consent of the Power Contract Trustee, (iii) shall provide the Power Contract Trustee and the Owner Participant with a copy of all notices, correspondence and other documents relating to the Power Purchase Agreements received or delivered by NACC (other than billing and other materials relating to operations received or delivered in the ordinary course of business), (iv) until such time as the Settlement Agreement, effective July 15, 1996 between NACC and the Power Purchaser, has received all necessary regulatory approvals and has become effective, shall provide the Power Contract Trustee and Owner Participant statements, certified by a Responsible Officer of NACC, within 60 days after the end of each fiscal quarter of NACC, setting forth the energy sales for such quarter (whether in the form of steam or electricity) by purchaser, reasonably acceptable to the Owner Participant and (v) shall provide notice of any non-compliance with the reporting requirements under
                  Applicable Law relating to the Facility's status as a Qualifying Facility.

                  Section 6.2 Covenants of HCNA During Basic Term. From the date of this Agreement and until the earlier of the end of the Basic Term and the release of the HCNA Guaranty in accordance with Section 13 of the HCNA Guaranty, HCNA covenants:

                  (a) Existence. Except as expressly permitted in Section 6.2(h), 6.3(a)(ii) or 6.3(b)(ii), HCNA will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that HCNA shall not be required to preserve any such right or franchise if the Board of Directors of HCNA in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of HCNA and that the loss thereof is not disadvantageous in any material respect to the Owner Participant.

                  (b) Reporting Requirements. (i) Financial Statements. HCNA will furnish to the Owner Participant:

                           (A) as soon as available,  but in any event within 90
                  days after the end of each fiscal year of HCNA, a copy of the audited consolidated and consolidating balance sheets of HCNA and its consolidated Subsidiaries as at the end of such fiscal year and the related audited consolidated and consolidating statements of income and retained earnings and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Coopers & Lybrand or other independent certified public accountants of nationally recognized standing; and

                           (B) as soon as available,  but in any event not later
                  than 45 days after the end of each of the first three quarterly periods of each fiscal year of HCNA, the unaudited consolidated and consolidating balance sheets of HCNA and its consolidated Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of HCNA and its consolidated Subsidiaries for such fiscal quarter and the portion of the fiscal year through the end of such fiscal quarter, setting forth in comparative form the budget for such period and the figures for the same period of the previous fiscal year, certified by the chief financial officer or the treasurer of HCNA as being fairly stated in all material respects (subject to normal year-end audit adjustments).

         All such financial statements shall be complete and correct in all material respects and shall be prepared in accordance with generally accepted accounting principles applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                           (ii) Certificates;   Other  Information.   HCNA  will
         furnish to the Owner Participant:

                           (A) concurrently with the delivery of the financial statements referred to in Section 6.2(b)(i)(A), a letter from the independent certified public accountants reporting on such financial statements (1) stating that in making the examination necessary therefor no knowledge was obtained of any non-compliance with Section 6.2(d) through Section 6.2(h) of this Agreement during the period reported on constituting a Default or an Event of Default except as specified in such letter, (2) stating that such accountants have reviewed the calculations in the certificates of the chief financial officer or the treasurer of HCNA delivered concurrently with such financial statements pursuant to Section 6.2(b)(ii)(B)(2) and Section 6.2(b)(iii)(C) of this Participation Agreement and confirmed such calculations, and (3) stating that such accountants have reviewed the reconciliation of generally accepted accounting principles as then applied in the preparation of the financial statements of HCNA and Generally Accepted Accounting Principles, and confirmed that such reconciliation as presented in such certificates of the chief financial officer or the treasurer of HCNA delivered concurrently with such financial statements is complete and correct, or that there are no material differences between generally accepted accounting principles as then applied in the preparation of the financial statements of HCNA and Generally Accepted Accounting Principles for the periods referred to in such certificates;

                           (B) concurrently with the delivery of the financial statements referred to in Section 6.2(b)(i), a certificate of the chief financial officer or the treasurer of HCNA (1) stating that such officer has obtained no knowledge of any Default or Event of Default, or of the occurrence of an Event of Loss, during the period reported on, except as specified in such certificate and (2) showing in detail the calculations of the Fixed Charge Coverage Ratio, the Interest Coverage Ratio, the Consolidated Cash Flow Ratio, and Consolidated Tangible Net Worth, as applicable, supporting such statement in respect of Section 6.2(d) through 6.2(h) of this Agreement, if applicable, including a reconciliation of any material differences between generally accepted accounting principles as then applied in the preparation of such financial statements and Generally Accepted Accounting Principles;

                           (C) within five Business Days after the same are filed, copies of all financial statements and reports which HCNA or any of its Restricted Subsidiaries may make to, or file with, the Securities and Exchange Commission or any successor or analogous governmental authority;

                           (D) prompt notice of any change in the location of the chief executive office and place of business or name of HCNA; and

                           (E)  promptly  upon  request  such  other   financial
                  information with respect to HCNA, the Facility and the Complex as Owner Participant may reasonably request.

                           (iii) Notices. To the extent that the chief executive officer, the president, the chief financial officer or the treasurer of HCNA knows or should reasonably be expected to know thereof, HCNA will promptly give notice to the Owner Participant of:

                           (A) the occurrence of any Default, Event of Default or Event of Loss;

                           (B) any development or event which is (in the reasonable judgment of such officer) reasonably expected to have a Material Adverse Effect; and

                           (C) any Asset Disposition made or merger, consolidation or sale of assets entered into or made pursuant to Section 6.2(g) or 6.2(h) or Section 6.3(a)(ii), as applicable.

         Each notice pursuant to Section 6.2(b)(iii)(A) or (B) shall be accompanied by a statement of the chief executive officer, the president, the chief financial officer or the treasurer of HCNA setting forth details of the occurrence referred to therein and stating what action HCNA or NACC, as applicable, proposes to take with respect thereto. Each notice pursuant to Section 6.2(b)(iii)(C) shall be accompanied by a certificate of the chief financial officer or the treasurer of HCNA showing in detail the calculations of Consolidated Tangible Net Worth, the Fixed Charge Coverage Ratio and the Interest Coverage Ratio, as applicable, supporting the determination by HCNA that the transaction complies with the applicable provisions of this Agreement, including a reconciliation of any material differences between generally accepted accounting principles as then applied in the preparation of financial statements and Generally Accepted Accounting Principles.

                           (iv) Financial  Statements  for  Most  Recent  Fiscal
Year. Within five (5) Business Days of the Closing Date, HCNA shall deliver audited financial statements with respect to its fiscal year ended March 30, 1996 to the holders of its Debt to whom such financial statements are required to be delivered.

                  (c) Working Capital. HCNA will use reasonable commercial efforts to maintain working capital availability adequate for the conduct of its business, consistent with historical working capital availability, including at all times Working Capital Facilities (or other similar financial arrangements) in a maximum aggregate principal amount permitted to be outstanding at any time of not less than $100 million.

                  (d) Financial Condition Covenants. HCNA will not permit the Fixed Charge Coverage Ratio or the Interest Coverage Ratio of HCNA for any period of four consecutive fiscal quarters ending during any "Test Period" to be less than the ratio set forth opposite for the applicable period under the heading "Test Period Ending" below:


                                    Fixed Charge                    Interest
Test Period Ending                 Coverage Ratio                Coverage Ratio
- - ------------------                 --------------                --------------

September 30, 1996                 1.15 to 1.00                  1.40 to 1.00

December 31, 1996                  1.15 to 1.00                  1.40 to 1.00

March 31, 1997 and                 1.20 to 1.0                   1.50 to 1.00
thereafter


         If (i) highway deicing salt sales of HCNA and its Restricted Subsidiaries for any fiscal year of HCNA fall below the Target Sales for such period, as determined at the end of the fourth quarter of such fiscal year and (ii) HCNA fails to meet the Fixed Charge Coverage Ratio or the Interest Coverage Ratio for any period of four consecutive fiscal quarters which includes such fourth fiscal quarter, the failure by HCNA to meet such Fixed Charge Coverage Ratio or Interest Coverage Ratio for such period in accordance with the first paragraph of this Section 6.2(d) will not constitute an Event of Default, provided, that:

                           (A) such  failure  would not have  occurred  if,  for
                  purposes of calculating such Fixed Charge Coverage Ratio or Interest Coverage Ratio, as applicable, an addition to HCNA's gross profits in such fourth fiscal quarter were to be made in an amount (not to exceed $7,500,000) equal to the product of
                  (1) the amount by which highway deicing salt sales (in tons) of HCNA and its Restricted Subsidiaries for such fiscal year fell below the Target Sales for such period, multiplied by (2) the Gross Margin for such fiscal year;

                           (B) this  waiver  shall  cease  to  apply  (i) to any
                  failure to meet the Fixed Charge Coverage Ratio or the Interest Coverage Ratio, as applicable, which continues for longer than four (4) consecutive fiscal quarters of HCNA, or
                  (ii) to any failure to meet the Fixed Charge Coverage Ratio or the Interest Coverage Ratio, as applicable, which occurs after this waiver with respect to any such failure has been applied on four (4) occasions during the Basic Term; and

                           (C) the  decline  in  highway  deicing  salt sales of
                  HCNA, to the extent resulting in the pro forma addition to gross profits under clause (A) above, related exclusively to fluctuations in demand caused by weather conditions.

                  Notwithstanding the foregoing, any failure by HCNA to meet the Fixed Charge Coverage Ratio or Interest Coverage Ratio for any period of four consecutive fiscal quarters in accordance with the first and the second paragraphs of this Section 6.2(d) will not constitute an Event of Default, if the Fixed Charge Coverage Ratio or the Interest Coverage Ratio of HCNA, as applicable, for a period of four consecutive fiscal quarters ending with either the first or second fiscal quarter following any such period is not less than the applicable ratio set forth opposite the relevant "Test Period" above.

                  On or before November 30 of each year, HCNA shall provide Owner Participant with an Officer's Certificate setting forth the Salt Commitments for the current fiscal year of HCNA which shall be used in making all calculations under this Section 6.2(d) with respect to such fiscal year.

                  (e) Limitation on Restricted Payments. HCNA (i) shall not, directly or indirectly, declare or pay any dividend, or make any distribution, of any kind or character (whether in cash, property or securities) in respect of any class of its Capital Stock or to the holders of any class of its Capital Stock (including payments by HCNA to the stockholders of HCNA pursuant to a merger or consolidation of HCNA, but excluding any dividends or distributions payable solely in shares of its Capital Stock

         (other than Disqualified Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Disqualified Stock), (ii) shall not, and shall not permit any Restricted Subsidiary of HCNA, directly or indirectly, to purchase, redeem or otherwise acquire or retire for value (A) any Capital Stock of HCNA or any Related Person of either HCNA or the Parent Company, or (B) any options, warrants or rights to purchase or acquire shares of Capital Stock of HCNA or any Related Person of either HCNA or the Parent Company, (iii) shall not make, or permit any Restricted Subsidiary of HCNA to make, any Investment in, or payment on a Guarantee of any obligation of, any Affiliate of HCNA (other than HCNA or a Restricted Subsidiary of HCNA) or any Related Person of either HCNA or the Parent Company, and (iv) shall not, and shall not permit any Restricted Subsidiary of HCNA to, make any Investment in any Unrestricted Subsidiary, exceeding, together with all Investments made by HCNA in its Unrestricted Subsidiaries after the date of this Participation Agreement, the aggregate amount of dividends or distributions of any kind or character (whether in cash, property or securities) received by HCNA from its Unrestricted Subsidiaries after the date of this Participation Agreement (the transactions described in subsections (i) through (iv) being referred to herein as "Restricted Payments"), unless:

                           (A) no Event of Default shall have occurred and be continuing; and

                           (B) upon giving effect to such Restricted Payment, the Consolidated Cash Flow Ratio of HCNA and the Restricted Subsidiaries of HCNA for the four full fiscal quarters for which quarterly or annual financial statements are available next preceding the date of such Restricted Payment, calculated on a pro forma basis as if such Restricted Payment had been made at the beginning of such four full fiscal quarters, shall be greater than 2.25 to 1.00.

                  Notwithstanding the foregoing, HCNA (1) may make, and may permit any Restricted Subsidiary of HCNA to make, Restricted Payments in exchange for, or out of the proceeds of, the substantially concurrent issue or sale (other than to a Restricted Subsidiary of HCNA) of shares of HCNA's Capital Stock (other than Disqualified Stock), except in each case to the extent that cash or other payment is to be paid or distributed by or on behalf of HCNA in connection with such transaction; (2) may make payments to the Parent Company of up to $850,000 in any fiscal year to the extent necessary for the Parent Company to pay reasonable administrative expenses in the ordinary course of business; (3) may make payments to the Parent Company and other Persons to the extent necessary to permit the repurchase of shares of the Common Stock of HCNA or the Parent Company or options on such shares from employees or former employees (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment of any such Person pursuant to the terms of any agreement under which such shares or options were issued, in an amount not in excess of $2 million in any twelve-month period; (4) may make payments to the Parent Company and other Persons to the extent necessary to permit the repurchase of shares of the Common Stock of HCNA or the Parent Company from stockholders who are not Affiliates or Related Persons of HCNA or the Parent Company up to an aggregate amount of $15 million; and (5) may declare or pay dividends on its Capital Stock, following a public offering of the Capital Stock of HCNA or the Parent Company, of up to 6% per annum of the net proceeds received by HCNA in such public offering, provided, that the net proceeds received by HCNA as a result of such public offering shall have been used to repay or retire Debt of HCNA or any of its Restricted Subsidiaries. Notwithstanding the foregoing, (x) for each fiscal year following March 30, 1996, the permitted amounts under clauses (2) and
         (3) above shall be multiplied by the CPI-U Factor in effect at such time and (y) for purposes of calculating the amounts of payments made under clauses (3) and (4), such amounts shall be net of the proceeds of any disposition of such Common Stock to Persons other than HCNA or any Restricted Subsidiary. The foregoing limitations do not prevent HCNA from paying a dividend on Capital Stock of any class within 60 days after the declaration thereof if, on the date when the dividend was declared, HCNA could have paid such dividend in accordance with the provisions of this Section 6.2(e).

                  (f) Limitation on Transactions with Affiliates. Except as expressly permitted in the Operative Documents, HCNA shall not, and shall not permit any Restricted Subsidiary of HCNA to, enter into any transaction (or series of related transactions) with an Affiliate or Related Person of either HCNA or the Parent Company, including any Investment, either directly or indirectly, unless such transaction (or series of related transactions) is fair and reasonable to HCNA or such Restricted Subsidiary of HCNA, as the case may be, and on terms which are at least as favorable as those available from a Person which is not an Affiliate or Related Person. Any such transaction (or series of related transactions) that involves in excess of $5 million shall be approved by a majority of the Board of Directors of HCNA, provided, that any such transaction (or series of related transactions) that involves in excess of $10 million (i) shall also be approved by a majority of the directors of the Board of Directors of HCNA that are disinterested with respect to such transaction (or series of related transactions), if any, and (ii) shall be subject to the further requirement that HCNA obtain an opinion of a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction (or series of related transactions) stating that the transaction or series of related transactions is fair (from a financial point of view) to HCNA or such Subsidiary. For any transaction that involves in excess of $200,000 but less than or equal to $5 million, HCNA shall deliver to the Owner Participant an Officer's Certificate evidencing that such transaction satisfies the above criteria.

                  The foregoing paragraph shall not be applicable to (A) tax sharing agreements substantially as in effect at the date of this Agreement (except for changes made to take account of changes in law) between HCG, Subsidiaries of HCG, HCNA and HCNA's Subsidiaries, (B) any transaction among HCNA and its Restricted Subsidiaries, (C) the Joint Compensation Agreement, dated as of October 28, 1993, among HCNA, HCG, North American Chemical Company, North American Salt Company, Great Salt Lake Minerals Corporation, D. George Harris, Anthony J. Petrocelli and Richard J. Donahue and (D) the Services Agreement, dated as of October 28, 1993, between HCNA and HCG.

                  Notwithstanding the foregoing, any Affiliate or Related Person of HCNA or the Parent Company who is an individual may serve as a director, officer, employee or consultant of HCNA or any of its Restricted Subsidiaries and receive reasonable compensation or indemnification in connection with his or her services in such capacity, plus reimbursement of reasonable expenses, including travel and entertainment expenses, directly relating to the business of HCNA or any of its Restricted Subsidiaries, provided, that compensation per annum and indemnification of each such individual in excess of $250,000 shall be approved by a majority of the directors of the Board of Directors of HCNA, and HCNA shall deliver to the Owner Participant an Officer's Certificate evidencing such approval and specifying each such individual and the capacity in which he or she serves.

                  (g) Limitation on Certain Asset Dispositions. Except with the prior written consent of the Owner Participant, which consent shall not be unreasonably withheld, HCNA shall not, and shall not permit any Restricted Subsidiary of HCNA to, make any Asset Disposition in one or more related transactions by HCNA or a Restricted Subsidiary of HCNA, unless:

                           (i) HCNA or the  Restricted  Subsidiary  of HCNA,  as
                  applicable, receives consideration for such Asset Disposition, the fair market value of which is at least equal to the fair market value of the assets sold or disposed of as determined in good faith by (A) a designated officer of HCNA, as evidenced by a certificate filed with the Owner Participant, if such consideration is less than $5 million, or (B) the Board of Directors of HCNA, as evidenced by a Board Resolution filed with the Owner Participant, if such consideration is equal to or greater than $5 million; and

                           (ii) (A) at least 75% of the  consideration  for such
                  Asset Disposition consists of cash or readily marketable Cash Equivalents or the assumption of Debt of HCNA or of a Restricted Subsidiary of HCNA (in a principal amount (or accreted value) equal to the fair market value of the assets sold or disposed of) and a release from all liability on the Debt assumed; or

                           (B) immediately after giving effect to such Asset Disposition, the aggregate consideration for all Asset Dispositions during the Initial Term and the Basic Term that does not consist of cash or readily marketable Cash Equivalents or the assumption of Debt of HCNA or of a Restricted Subsidiary of HCNA (in a principal amount (or accreted value) equal to the fair market value of the assets sold or disposed of) and a release from all liability on the Debt assumed will not be in excess of $75 million; and

                           (iii) 100% of the Net Available Proceeds, less proceeds in an aggregate amount not exceeding (A) $25 million during any 12-month period, and (B) $150 million during the Interim Term and the Basic Term, are invested within 180 days of such Asset Disposition, in the business of HCNA or in any business related to the business of HCNA or any of its Restricted Subsidiaries, including the repayment or retirement of Debt of HCNA or any of its Restricted Subsidiaries, provided, that at all times prior to such investment, such proceeds are invested in Cash Equivalents; and

                           (iv) immediately  before and after  giving  effect to
                  such transaction no Event of Default shall have occurred and be continuing; and

                           (v) in any such  transaction  involving  any material
                  component of the Complex, immediately after giving effect to such transaction all material components of the Complex, the Host Facilities and the Service Facilities will be controlled, directly or indirectly, by the same Person.

                  Notwithstanding the foregoing, any Asset Disposition by Sifto of collateral securing the Sifto Notes or Debt of Sifto that refinances the Sifto Notes shall not be subject to the foregoing requirements so long as the Sifto Notes are outstanding or so long as any Debt of Sifto that refinances the Sifto Notes is outstanding and which Debt is secured and contains provisions substantially similar to Section 1020 of the Sifto Note Indenture. In addition, the foregoing provisions shall not apply to a transaction consummated in compliance with the provisions of Section 6.2(h), and this Section 6.2(g) shall not apply to (A) any Asset Disposition which constitutes a transfer, conveyance, sale, lease or other disposition of all or substantially all of HCNA's properties or assets within the meaning of Section 6.2(h), or (B) any Asset Disposition as a result of which the HCNA Guaranty shall terminate in accordance with Section 13 of the HCNA Guaranty.

                  (h) Mergers, Consolidations and Certain Sales of Assets. Except with the prior written consent of the Owner Participant, which consent shall not be unreasonably withheld, HCNA (i) shall not consolidate with or merge into any other Person (other than any Restricted Subsidiary of HCNA), (ii) shall not permit any other Person to consolidate with or merge into HCNA (other than any Restricted Subsidiary of HCNA), (iii) shall not permit any other Person (other than any Restricted Subsidiary of HCNA) to consolidate with, merge into or be merged into by, any Restricted Subsidiary (in a transaction in which such Restricted Subsidiary (or successor person) remains (or becomes) a Restricted Subsidiary), and (iv) shall not, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any other Person (other than any Restricted Subsidiary of HCNA), unless:

                           (A) in the case HCNA shall  consolidate with or merge
                  into another Person or shall directly or indirectly transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety, the Person formed by such consolidation or into which HCNA is merged or the Person which acquires by transfer, conveyance, sale, lease or other disposition all or substantially all of the properties and assets of HCNA as an entirety (an

                  "HCNA Successor Company") shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume by an agreement in form and substance reasonably satisfactory to the Owner Participant all of the obligations of HCNA under this Participation Agreement and each other Operative Document to which, immediately prior to such transaction, HCNA was a party, including the due and punctual performance and observance of each covenant and condition of the Operative Documents to be performed or observed by HCNA; and

                           (B)  immediately   after   giving   effect   to  such
                  transaction,

                                    (1) (x) the Consolidated  Tangible Net Worth
                           of NACC will be at least equal to the greater of (a) $50 million and (b) 95% of the Consolidated Tangible Net Worth of HCNA immediately prior to such transaction and (y) the Interest Coverage Ratio of NACC will be no less than 3.00 to 1.00 and the Fixed Charge Coverage Ratio of NACC will be no less than
                           1.75 to 1.00; or

                                    (2) (x) the Consolidated  Tangible Net Worth
                           of HCNA or the HCNA Successor Company, as applicable, will be at least equal to the greater of (a) $50 million and (b) 95% of the Consolidated Tangible Net Worth of HCNA immediately prior to such transaction and (y) the Interest Coverage Ratio of HCNA or the HCNA Successor Company, as applicable, will be no less than 3.00 to 1.00 and the Fixed Charge Coverage Ratio of HCNA or the HCNA Successor Company, as applicable, will be no less than 1.75 to 1.00; or

                                    (3) the outstanding  Debt of either (x) NACC
                           or (y) HCNA or the HCNA Successor Company, as applicable, with an Average Weighted Life equal to or greater than the Average Weighted Life of the remaining Basic Rent during the Basic Term, shall be rated at least BBB- (or subsequent equivalent rating) by Standard & Poor's or at least Baa3 (or subsequent equivalent rating) by Moody's, or if either such agency no longer publishes ratings, then the equivalent rating as published by another Rating Agency; and

                           (C) immediately before and after giving effect to such transaction no Event of Default shall have occurred and be continuing; and

                           (D) in any such transaction involving any material component of the Complex, immediately after giving effect to such transaction all material components of the Complex, the Host Facilities and the Service Facilities will be controlled, directly or indirectly, by the same Person.

                  Notwithstanding the foregoing, this Section 6.2(h) shall not apply to (1) any merger, consolidation or sale of assets subject to
         Section 6.1(a)(iv) or (2) any merger, consolidation or sale of assets as a result of which the HCNA Guaranty shall terminate in accordance with Section 13 of the HCNA Guaranty.

                  (i) Cooperation. So long as no Facility User Event of Default (as defined in the Services Agreement) has occurred and is continuing, upon the request of Owner Participant or Owner Trustee, HCNA shall, at the expense of Owner Participant, reasonably cooperate with Owner Participant and Owner Trustee in obtaining the valid and effective issuance or transfer or amendment, as the case may be, of all approvals, notices, filings, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, certificates, licenses or other actions required to be taken, given, made, or obtained, as the case may be, by, from, to or with any applicable Authority, necessary or reasonably desirable for the ownership, operation and possession of the Undivided Interests in the Facility or the Site or any property covered by the Site Lease by Owner Trustee or any permitted transferee, lessee or assignee thereof for the period after the Lease Termination Date to the expiration or termination of the Site Lease Term.

                  Section 6.3 Covenants of HCNA After Basic Term.

                  (a) Covenants of HCNA During Remaining Lease Term. From the date on which the Basic Term ends and until the earlier of the end of the Lease Term and the release of the HCNA Guaranty in accordance with Section 13 of the HCNA Guaranty, HCNA covenants as follows:

                  (i) Existence; Reporting Requirements. HCNA will observe the covenants set forth in Section 6.2(a) and Section 6.2(b)(i), (ii) and
         (iii)(A) and, as to any merger, consolidation or sale of assets pursuant to Section 6.3(a)(ii), Section 6.2(b)(iii)(C).

                  (ii) Mergers, Consolidations and Certain Sales of Assets. Except with the prior written consent of the Owner Participant, which consent shall not be unreasonably withheld, HCNA (A) shall not consolidate with or merge into any other Person (other than any Restricted Subsidiary of HCNA), (B) shall not permit any other Person to consolidate with or merge into HCNA (other than any Restricted Subsidiary of HCNA), (C) shall not permit any other Person (other than any Restricted Subsidiary of HCNA) to consolidate with, merge into or be merged into by, any Restricted Subsidiary (in a transaction in which such Restricted Subsidiary (or successor person) remains (or becomes) a Restricted Subsidiary), and (D) shall not, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any other Person (other than any Restricted Subsidiary of HCNA), unless:

                           (1) in the case HCNA shall  consolidate with or merge
                  into another Person or shall directly or indirectly transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety, the

                  HCNA Successor Company shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume by an agreement in form and substance reasonably satisfactory to the Owner Participant all of the obligations of HCNA under this Participation Agreement and each other Operative Document to which, immediately prior to such transaction, HCNA was a party, including the due and punctual performance and observance of each covenant and condition of the Operative Documents to be performed or observed by HCNA;

                           (2) immediately after giving effect to such transaction, the Consolidated Tangible Net Worth of HCNA or the HCNA Successor Company, as applicable, will be at least equal to 95% of the Consolidated Tangible Net Worth of HCNA immediately prior to such transaction;

                           (3) immediately before and after giving effect to such transaction no Event of Default shall have occurred and be continuing; and

                           (4) in any such transaction involving any material component of the Complex, immediately after giving effect to such transaction all material components of the Complex, the Host Facilities and the Service Facilities will be controlled, directly or indirectly, by the same Person.

                  Notwithstanding the foregoing, this Section 6.3(a)(ii) shall not apply to (1) any merger, consolidation or sale of assets subject to
         Section 6.1(b)(ii) or (2) any merger, consolidation or sale of assets as a result of which the HCNA Guaranty shall terminate in accordance with Section 13 of the HCNA Guaranty.

                  (b) Covenants of HCNA After Lease Term. From the date on which the Lease Term ends and until the earlier of the end of the Site Lease Term and the release of the HCNA Guaranty in accordance with Section 13 of the HCNA Guaranty, HCNA covenants as follows:

                                    (i)   Existence.   HCNA  will   observe  the
                           covenants set forth in Section 6.2(a).

                                    (ii)  Mergers,  Consolidations  and  Certain
                           Sales of Assets. Except with the prior written consent of the Owner Participant, which consent shall not be unreasonably withheld, HCNA (A) shall not consolidate with or merge into any other Person (other than any Restricted Subsidiary of HCNA), (B) shall not permit any other Person to consolidate with or merge into HCNA (other than any Restricted Subsidiary of HCNA), and (C) shall not, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any other Person (other than any Restricted

                           Subsidiary of HCNA), unless in the case HCNA shall consolidate with or merge into another Person or shall directly or indirectly transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety, the HCNA Successor Company shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume by an agreement in form and substance reasonably satisfactory to the Owner Participant all of the obligations of HCNA under this Participation Agreement and each other Operative Document to which, immediately prior to such transaction, HCNA was a party, including the due and punctual performance and observance of each covenant and condition of the Operative Documents to be performed or observed by HCNA.

                  Notwithstanding the foregoing, this Section 6.3(b)(ii) shall not apply to any merger, consolidation or sale of assets as a result of which the HCNA Guaranty shall terminate in accordance with Section 13 of the HCNA Guaranty.

                  Section 6.4 Covenants of Owner  Participant and Owner Trustee.
(a) Transfers of Owner Participant and Owner Trustee. With respect to a Transfer by Owner Participant (x) during the Lease Term, unless an Event of Default shall have occurred and be continuing (in which case no transfer restrictions shall apply other than clause (iii) below) and (y) after the termination or expiration of the Lease Term, unless NACC shall have been removed as Operator under the Services Agreement for cause or if an NACC Event of Default, (as defined under the Services Agreement) has occurred and is continuing (in which case no transfer restrictions shall apply other than clause (iii) below), Owner Participant shall not Transfer all or any portion of (and (A) during the Lease Term, unless an Event of Default shall have occurred and be continuing and Owner Trustee is exercising remedies under Section 18 of the Lease, and (B) thereafter, unless NACC has been removed as Operator for cause or an NACC Event of Default (as defined under the Services Agreement) has occurred and is continuing, Owner Trustee shall not Transfer all or any portion of) its right, title or interest in and to the Trust Estate, the Undivided Interest in the Facility, the Site, the Easement, the Leasehold Estate or the Operative Documents during the Site Lease Term without the consent of NACC (other than to the Other Owner Participant or to an Affiliate of Owner Participant, provided, that the Affiliate transferee meets the requirements of clause (ii) and (iii) below or the Affiliate transferee's obligations are guaranteed by Owner Participant or an Affiliate of Owner Participant having a tangible net worth, calculated in accordance with generally accepted accounting principles, in excess of $50,000,000 pursuant to a guaranty in substantially the form set forth in Exhibit L and the Affiliate transferee is not directly or indirectly in the borate mining or soda ash business) unless, (i) the transferee is not a Competitor; (ii) (A) the transferee shall have a tangible net worth, calculated in accordance with generally accepted accounting principles, in excess of $50,000,000 (or the transferee shall be a member of a consolidated group having such tangible net worth) or (B) the obligations of the transferee under the Operative Documents are guaranteed by a Person pursuant to a guaranty in substantially the form set forth in Exhibit L that has a tangible net worth, calculated in accordance with generally accepted accounting principles, in excess of

$50,000,000; (iii) the transferee enters into a Transfer Agreement in the form of Exhibit AA (or, in the case of a Transfer by Owner Trustee, such other documents reasonably acceptable to NACC reasonably required to accomplish such Transfer) and the Transfer involves all but not less than all of the Owner Participant's (or Owner Trustee's) interest; and (iv) NACC shall have received an opinion of counsel (which counsel and opinion must be reasonably satisfactory to NACC) to the effect that such Transfer is being made in compliance with applicable securities laws and will not (x) result in the loss of, or revocation by FERC of, the Facility's status as a Qualifying Facility or (y) violate any Legal Requirements. Owner Participant shall be responsible for payment of all reasonable documented out-of-pocket costs, fees and expenses of Owner Participant, Owner Trustee, NACC and HCNA incurred in connection with any such Transfer.

                  (b)  Transaction  Costs.  (i)  Subject  to the  provisions  of
Section 6.4(b)(ii), in the event the transactions contemplated by Section 2.1 to occur on the Closing Date shall be consummated, the Owner Trustee hereby agrees that, with funds to be provided by the Owner Participant for that purpose, the Owner Trustee shall pay when due all Transaction Costs for which a written statement or request has been submitted to Owner Participant on or within 90 days after the Closing Date. Subject to the provisions of Section 6.4(b)(ii), the Owner Participant shall provide funds to the Owner Trustee for the timely payment of Transaction Costs for which Owner Trustee is responsible pursuant to this Section 6.4(b)(i).

                  (ii) Notwithstanding the provisions of Section 6.4(b)(i), in the event the transactions contemplated by Section 2.1 to occur on the Closing Date shall not be consummated for any reason, NACC shall promptly pay or cause to be paid, and shall indemnify, defend and hold harmless Owner Participant and Owner Trustee in respect of, all Transaction Costs incurred by Owner Participant or Owner Trustee, unless such failure to consummate shall result from Owner Participant's breach of its obligations set forth in this Agreement, in which case NACC shall have no obligation with respect to any Transaction Costs incurred by Owner Participant or Owner Trustee.

                  (c) Trust Agreement. Provided that (i) no Event of Default has occurred and is continuing, (ii) NACC has not been removed for cause as the Operator under the Services Agreement and (iii) no NACC Event of Default (as defined under the Services Agreement) has occurred and is continuing, during the Site Lease Term, without the prior written consent of NACC (which consent shall not be unreasonably withheld), Owner Participant shall not (x) terminate or revoke, or consent to the termination or revocation of, the Trust Agreement or the trust created pursuant thereto and the Owner Trustee shall not terminate or revoke, or consent to the termination or revocation of, the Power Contract Trust Agreement or the trust created pursuant thereto and (y) Owner Participant and Owner Trustee shall not enter into amendment to the Trust Agreement or the Power Contract Trust Agreement, respectively, to the extent such amendment would have a material adverse effect on the rights or interests of NACC or HCNA under the Lease Financing Documents.

                  (d) Liens Attributable to Owner Participant. Owner Participant covenants and agrees with and for the benefit of Owner Trustee, NACC and HCNA that Owner Participant will


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not directly or indirectly create,  incur,  assume or suffer to exist any Lessor
Liens attributable to it, and Owner Participant agrees that it will, at its own cost and expense, promptly take such action as may be necessary to duly discharge and satisfy in full any such Lessor Lien (by bonding or otherwise); provided, that Owner Participant may contest any such Lessor Lien by a Permitted Contest.

                  (e) Successor Owner Trustee. So long as (i) no Event of Default shall have occurred and be continuing, (ii) NACC has not been removed as Operator for cause pursuant to the Services Agreement and (iii) no NACC Event of Default (as defined under the Services Agreement) has occurred and is continuing, the Owner Participant shall not appoint or cause or allow to be appointed a successor to any Owner Trustee or the Power Contract Trustee as applicable, or an additional or separate trustee under the Trust Agreement or the Power Contract Trust Agreement, as applicable, without (i) giving prior written notice of such appointment (including notification of the principal place of business of each such successor, additional or separate trustee) to NACC (provided that NACC shall be entitled to quiet enjoyment under Section 9.4 of this Participation Agreement and Section 6 of the Lease) and (ii) obtaining the prior written consent of NACC (which consent shall not unreasonably be withheld). If such consent is given, the Owner Participant shall cause any such successor, additional or separate trustee, simultaneously with its assumption of duties in such capacity, to take all actions reasonably necessary in order to establish, preserve, protect and perfect its interest in and to the Facility, the Site, the Easement Site, the Leasehold Estate, the Trust Estate and the Lessor's Contract Rights and its rights under this Participation Agreement and the other Operative Documents, subject only to Permitted Liens.

                  (f) Additional Covenants of Trust Company and Owner Trustee. The Trust Company, in its individual capacity, covenants and agrees with respect to Sections 6.4(f)(i) and (ii), and each of the Owner Trustee and the Power Contract Trustee covenant and agree with respect to Sections 6.4(f)(i) and (iii) that:

                  (i) Lessor Liens Attributable to Trust Company, Owner Trustee or Power Contract Trustee. Trust Company covenants and agrees with and for the benefit of NACC, HCNA and Owner Participant that Trust Company will not directly or indirectly create, incur, assume or suffer to exist any Lessor Liens attributable to it, Owner Trustee or Power Contract Trustee, and Trust Company agrees that it will, at its own cost and expense, take such action as may be necessary to duly discharge and satisfy in full any such Lessor Liens arising as a result of any claims or liability of Trust Company in its individual capacity.

                  (ii) Change of Chief Place of Business. The Trust Company shall give notice to NACC, HCNA and the Owner Participant, promptly after any change in its name, chief place of business or chief executive office, or the office where the records concerning the accounts, contract rights or general intangibles relating to the transactions contemplated hereby are kept.



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



                  (iii) Notice of Transfer. So long as (i) no Event of Default has occurred or is continuing, (ii) NACC has not been removed as Operator for cause pursuant to the Services Agreement and (iii) no NACC Event of Default (as defined in the Services Agreement) has occurred and is continuing, except as otherwise expressly provided, the Owner Trustee and the Power Contract Trustee shall not transfer any of the estates, properties, rights, powers, duties or trusts of the Owner Trustee or the Power Contract Trustee, as applicable, to any successor trustee or to any additional or separate trustee under the Trust Agreement or the Power Contract Trust Agreement, as applicable, without giving prior written notice of such transfer to NACC in accordance with the Trust Agreement or the Power Contract Trust Agreement, as applicable.

                  (g) Regulation.  None of Owner  Participant,  Owner Trustee or
Power Contract Trustee (i) is or will become solely as a result of activities unrelated to Owner Participant's, Owner Trustee's or Power Contract Trustee's participation in the transactions contemplated by the Lease Financing Documents
(A) "a person primarily engaged in the generation or sale of electric power (other than electric power solely from cogeneration facilities or small power production facilities)" within the meaning of Section 201 of PURPA, 16 U.S.C. 796(18)(B), or (B) an electric utility, electric utility holding company, or any combination thereof, or a subsidiary of an electric utility or electric utility holding company within the meaning of 18 C.F.R. ss. 292.206(b) (or successor regulations) or a "public utility company", a "holding company", or a "subsidiary company" or an "affiliate" of a "holding company" within the meaning of Section 2(a) of PUHCA, or (ii) will take any action (other than an action required by Applicable Law or the Lease Financing Documents) which would cause the revocation of the status of the Facility as a "qualifying facility" within the meaning of Title 18 C.F.R., Part 292, Subpart B (or successor regulations). Subject to, and except as otherwise provided in, Section 13(f) of the Lease, if Owner Participant, Owner Trustee or Power Contract Trustee shall become a Person referred to in the preceding sentence, Owner Participant, Owner Trustee or Power Contract Trustee shall notify NACC immediately after Owner Participant, Owner Trustee or Power Contract Trustee obtains actual knowledge of such fact and, to the extent caused by a breach of Owner Participant's, Owner Trustee's or Power Contract Trustee's obligations under this Section 6.4(g), Owner Participant, Owner Trustee or Power Contract Trustee shall promptly either take such action as may be necessary in order to cease to be such a Person or shall transfer its interest in the Trust Estate to an entity that is not such a Person in accordance with Section 6.4(a). Owner Trustee and Power Contract Trustee shall comply with Section 9(a) of the Trust Agreement and the Power Contract Trust Agreement, respectively.

                  (h) Cooperation. So long as (i) no Event of Default has occurred and is continuing, (ii) NACC has not been removed as Operator for cause, or (iii) no NACC Event of Default (as defined in the Services Agreement) has occurred and is continuing, upon the request of NACC, Owner Participant, the Owner Trustee and the Power Contract Trustee shall, at the expense of NACC, reasonably cooperate with NACC in obtaining the valid and effective issuance or transfer or amendment, as the case may be, of all approvals, notices, filings, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, certificates, licenses, or other actions required to be taken, given, made, or obtained, as the case may be, by, from, to or with any applicable Authority, necessary or reasonably desirable for the


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ownership,  operation and  possession of the Complex by NACC or any  transferee, lessee or assignee thereof during the Site Lease Term.

                  Section 6.5 Special Termination Event. (i) If at any time NACC or HCNA proposes a Special Termination Event and Owner Trustee or Owner Participant, as applicable, for whatever reason, does not consent to such Special Termination Event as proposed by NACC or HCNA, as applicable (or does not consent to the Person, if any, designated by NACC or HCNA to purchase the Undivided Interest in the Facility from the Other Owner Trustee if the Other Owner Participant or Other Owner Trustee does not consent to such proposed Special Termination Event), within thirty (30) days of receipt of NACC's or HCNA's written request for such request (describing such Special Termination Event in reasonable detail), then if the Other Owner Participant shall have consented to such Special Termination Event and such Person, the Other Owner Participant shall have the right, upon notice given within thirty (30) days of NACC or HCNA having notified the Other Owner Participant that the Owner Trustee or the Owner Participant, as applicable, has withheld consent to such Special Termination Event, to purchase the interest of the Owner Participant in the Trust Estate on a date occurring not less than 30 days and not more than 180 days after receipt by the Other Owner Participant of the notice from NACC or HCNA specifying the applicable date for a price equal to the Special Termination Payment Price. If the Other Owner Participant does not elect to purchase Owner Participant's Interest in the Trustee Estate within such 30-day period, then NACC or HCNA shall have the right, but only upon or in connection with the consummation of the transaction that is the basis for the Special Termination Event, to purchase (or to cause a designated Person to purchase) Lessor's Undivided Interest in the Facility, on an "as is, where is" basis, upon notice given within 60 days following the end of the 30-day period in which the Other Owner Participant was permitted to give notice of its election to purchase. If NACC or HCNA gives notice of its election to purchase the Undivided Interest in the Facility pursuant to the preceding sentence, the Special Termination Payment Date shall be the date specified in such notice which shall be the date of the closing of the Special Termination Event transaction and in no event later than 180 days after the date of such notice. The purchase price (the "Special Termination Payment Price") for Lessor's Undivided Interest in the Facility (or for the Owner Participant's interest in the Trust Estate) shall be an amount equal to the greater of (1) the Stipulated Loss Value as of the Special Termination Payment Date (or if such date is not a Determination Date, the Determination immediately preceding such date), plus (x) if such date is not a Determination Date, interest at the Discount Rate from and including the
immediately  preceding   Determination  Date  to  (but  excluding)  the  Special
Termination Payment Date and (y) any Break Costs of Owner Participant (the computation of such Break Costs in accordance with the definition thereof being set forth and certified in an Officer's Certificate of Owner Participant), and
(2) the Fair Market Sales Value, determined as of the Special Termination Payment Date.

                  (ii) On the Special Termination Payment Date, the Other Owner Participant shall pay to Owner Participant, or NACC or HCNA (or such designated Person) shall pay to Owner Trustee, as applicable, the Special Termination Payment Price in immediately available funds.



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



                  In addition, NACC shall pay to Owner Trustee the following amounts on the Special Termination Payment Date:

                  (1) any unpaid Basic Rent due prior to (but not on or after) the Special Termination Payment Date;

                  (2) all documented out-of-pocket costs and expenses payable by Owner Participant or the Other Owner Participant as a result of the Special Termination Event; and

                  (3) any due and unpaid Supplemental Rent and any other amount due and payable on, or relating to, the obligations of Lessee to Owner Trustee or Owner Participant under any of the Operative Documents that remains unpaid on the Special Termination Payment Date.

Upon payment of the Stipulated Loss Value or the Special Termination Payment Price, as applicable, and all other amounts specified above, (x) Owner Participant shall Transfer all of its right, title and interest in and to the Trust Estate to the Other Owner Participant, or (y) Owner Trustee shall Transfer all of its right, title and interest in and to the Undivided Interest in the Facility on an "as is, where is" basis free and clear of Lessor Liens, to NACC or HCNA (or such other Person as may be designated by them), as applicable, and Owner Trustee or Owner Participant, as applicable, shall execute and deliver one or more bills of sale and such other documents evidencing such Transfer as shall be reasonably requested or required to effect such Transfer. Upon any such Transfer by Owner Trustee to NACC or HCNA, the Lease Term and, except as expressly otherwise provided in this Participation Agreement or the other Operative Documents, the obligations of NACC and HCNA under this Participation Agreement and the other Operative Documents to Owner Participant shall terminate and Owner Participant shall promptly surrender any Letter of Credit to the issuer thereof for cancellation.


                                   ARTICLE VII

                                 INDEMNIFICATION

                  Section 7.1 General Indemnity. Whether or not any of the transactions contemplated hereby are consummated, NACC shall (except as provided in Section 7.2 and except to the extent that any of the items hereinafter described are payable by Owner Trustee as part of Transaction Costs) indemnify and hold harmless each Indemnitee (on an After-Tax Basis) from, any and all liabilities, obligations, losses, damages, penalties, claims (including but not limited to Environmental Claims), actions, suits, costs, expenses (including legal and consultants' fees) and disbursements of whatsoever kind and nature (herein collectively referred to as "Expenses" and individually as an "Expense"), imposed on, incurred by or asserted against such Indemnitee (whether because of an action or omission by such Indemnitee or otherwise and whether or not otherwise indemnified), in any way relating to or arising out of (a) the Facility, the Site, the Easement Site, the Service Facilities, the Host Facilities, the Leasehold Estate, or


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



any  parts  thereof  or the  Undivided  Interests  therein,  (b)  the  Operative
Documents, the Other Operative Documents or any of them, or the execution or delivery thereof, or the performance, enforcement or amendment thereof or payments made pursuant thereto or any other transactions contemplated thereby and (c) the manufacture, construction, financing, refinancing, purchase, acceptance, rejection, ownership, warranty, acquisition, delivery, nondelivery, insuring, lease, sublease, preparation, installation, storage, maintenance, repair, alteration, modification, restoration, refurbishing, transportation, transfer of title, abandonment, possession, rental, use, operation, condition, sale, return, importation, exportation or other application or disposition of all or any part of the Facility, the Site, the Easement Site, the Service Facilities, the Host Facilities, the Leasehold Estate, any parts thereof or the Undivided Interest therein, as applicable, including without limitation (i) claims or penalties arising from any violation of law (to the extent such indemnity is permitted by Applicable Law in the case of any violation of law by such Indemnitee) or strict liability in tort or from the active or passive negligence of such Indemnitee, (ii) loss of or damage to any property, natural resources or the environment (including, without limitation, to the extent imposed on, incurred by or asserted against such Indemnitee, all Expenses associated with remediation, response, removal, corrective action, cleanup, treatment, compliance, restoration, abatement, encapsulation, containment, revegetation, monitoring, sampling, investigation, assessment, financial assurance, natural resource damages, the protection of wildlife and aquatic species and vegetation, the interference with or contamination of any wetland or body of water (whether surface or subsurface) or aquifer, and any other relevant mitigative action under any Environmental Law) or death of or injury to any Person, or the violation of or non-compliance with any Environmental Law, (iii) any Expenses in any way resulting from or relating to the actual, threatened or alleged existence or presence of any Hazardous Material at, in, on or under the Facility, the Site, the Easement Site, the Service Facilities, the Host Facilities, the Leasehold Estate, any parts thereof, or the Undivided Interests therein, or the transport of any Hazardous Material or the actual or alleged Release of any Hazardous Material into the environment (including air, water vapor, surface water, groundwater, and land (whether surface or subsurface)),
(iv) latent or other defects, whether or not discoverable, and (v) any claim for patent, trademark or copyright infringement. Upon payment in full of any indemnity pursuant to this Section 7.1 and all other amounts then owing, NACC shall be subrogated to any right of such Indemnitee in respect of the matter against which such indemnity has been paid (other than rights to insurance proceeds pursuant to policies maintained by the Owner Trustee or Owner Participant for their own account pursuant to Section 9(g) of the Lease) and (d) NACC's or HCNA's breach or failure to comply with its obligations under the Operative Documents to which it is a party.

                  Section 7.2 Exceptions. The indemnity set forth in Section 7.1 with regard to any particular Indemnitee shall not extend to (a) any Expense (i) to the extent resulting from the gross negligence or willful misconduct of such Indemnitee or its respective Affiliates, directors, officers, successors, assigns, servants, agents or employees, (ii) to the extent included in the Transaction Costs payable by such Indemnitee pursuant to the Operative Documents, (iii) resulting from the breach by such Indemnitee of any of its material agreements, representations, warranties or covenants in any of the Operative Documents, (iv) to the extent resulting from acts or events that occur after the surrender of possession of the Facility by the Lessee, except to the extent that the Expenses arise as a result of a Default or an Event of Default occurring prior to


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such  surrender  and,  with respect to any  Expenses  relating in any way to any
Environmental Claim, Environmental Law or Hazardous Material, except to the extent such Expenses arise out of an event or condition that occurred or arose prior to such surrender of possession, regardless of when discovered, and to the extent such Expenses are not attributable to conditions arising after such surrender of possession, (v) other than pursuant to Section 12, 13, 18 or 21 of the Lease, Section 6.5 of this Participation Agreement or an exercise of remedies under the Lease, to the extent resulting from a voluntary or involuntary sale, transfer, assignment or other disposition by Owner Trustee of all or any part of the Facility or by any Indemnitee of all or any part of such Indemnitee's right, title and interest in and to the Facility or any Operative Document, (vi) relating to salaries or general overhead of such Indemnitee,
(vii) to the extent resulting from any OP Regulatory Event of Loss, or (viii) to the extent resulting from any obligation or liability assumed in any Operative Document by such Indemnitee or (b) any Tax (except to the extent that any indemnity under Section 7.1 is required to be reimbursed on an After-Tax Basis) or loss of tax benefits.

                  Notwithstanding the provisions of the Power Contract Assignment, HCNA and NACC expressly agree and acknowledge that for purposes of this Article VII none of the Power Contract Trustee, Owner Trustee, Trust Company or Owner Participant shall be deemed to have assumed any liability or obligation, or undertaken to perform any agreement or covenant, under the Power Purchase Agreements with respect to the period prior to the earlier of (x) termination of the Sub-Assignment Term (as defined in the Power Contract Assignment) and (y) the giving of the notice by the Power Contract Trustee under
Section 3(b) of the Power Contract Assignment.

                  Section 7.3 Procedures. (a) If any Indemnitee has knowledge of any action, suit, proceeding or claim indemnified against under Section 7.1, it shall give prompt written notice thereof to NACC; provided, however, that the failure of any Indemnitee to give such notice shall not affect its right to indemnity. If NACC has knowledge of any action, suit, proceeding or claim indemnified against under Section 7.1, it shall give prompt written notice to
(i) in the case of notices relating to the Owner Participant or any Affiliate, officer, director, servant or agent of either of such Indemnitees, the Owner Participant, or (ii) in the case of notices relating to the Owner Trustee, the Power Contract Trustee and its trust estate, the Trust Estate or the Trust Company or any Affiliate, officer, director, servant or agent of Trust Company, the Owner Trustee.

                  (b) So long as no Event of Default shall have occurred and be continuing, NACC (the "Assuming Person") may, at its expense, resist and assume the defense of any action, suit or proceeding in respect of which NACC would be required to indemnify hereunder, or cause the same to be resisted and defended (to the extent the same involve solely a claim for Expenses, or for claims for other than Expenses, to the extent the claim for Expenses can be severed from other claims and NACC obtains such severance) by counsel for the insurer of the liability or by counsel designated by the Assuming Person and approved by the Indemnitee (which approval shall not be unreasonably withheld); provided, that such Indemnitee shall cooperate with the Assuming Person by providing, at the expense of the Assuming Person, such witnesses, documents and other assistance as the Assuming Person may reasonably request. If


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such Indemnitee  desires to participate in the defense of any such action,  suit or proceeding (which the Assuming Person is so resisting and defending or is causing so to be resisted and defended) through its own counsel, it may do so, at its own expense; provided, however, that if the Owner Participant or the Owner Trustee, as applicable, on behalf of the Indemnitee shall have reasonably concluded that there may be legal defenses available to such Indemnitee that are different from or additional to those available to NACC or that might reasonably result in a conflict between NACC and such Indemnitee, such Indemnitee shall have the right to select separate counsel to assert such legal defenses and otherwise to participate in the defense of such action on behalf of such Indemnitee at the expense of the Assuming Person. Upon receipt of notice from the Assuming Person to the Owner Participant or the Owner Trustee, as applicable, on behalf of such Indemnitee of its election so to assume the defense of such action and approval by the counsel of Indemnitee, the Assuming Person will not be liable to such Indemnitee under Section 7.1 for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof unless the Indemnitee shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence; provided, that in no event shall the Assuming Person be liable for the fees and expenses of more than one separate counsel for the Owner Participant or any of its Affiliates, officers, directors, servants and agents and another separate counsel for the Owner Trustee, the Power Contract Trustee, the Power Contract Trustee's estate, the Trust Estate, the Trust Company, or any of their Affiliates, officers, directors, servants and agents in any action, suit, proceeding or claim relating to common issues in any one jurisdiction and provided, further, that the Owner Participant agrees to use reasonable good faith efforts to cooperate with the Other Owner Participant in any such legal defenses and to endeavor to employ a single common counsel with the Owner Participant without prejudice to its rights to separate counsel set forth in this Section 7.3. It shall be a condition to NACC's exercise of the election to assume the defense of any such action: (i) that such action does not involve any risk of the imposition of any criminal liability on any Indemnitee, or any material risk of sale, forfeiture or loss of, or creation of any Lien (other than a Permitted Lien), on the Facility, Undivided Interest or Site, (ii) that NACC shall provide to the Indemnitee an assumption and acknowledgement of NACC's liability under this indemnity with respect to the matters so contested, and (iii) that there shall at such time exist no Event of Default. Any Indemnitee may settle or compromise any action, suit, proceeding or claim with respect to such Indemnitee in respect of which NACC would be required to indemnify it hereunder. Notwithstanding the foregoing, (i) in the event that any such action, suit, proceeding or claim also involves matters other than those for which indemnification is being sought, NACC shall bear only such portion of such fees and expenses as shall be attributable to the matters for which indemnification is being sought, and (ii) NACC shall not be liable hereunder for any settlement or compromise of any Expense of such Indemnitee if NACC theretofore has exercised, or notified the Indemnitee of its intention to exercise, its right to resist and assume the defense of such action, suit, proceeding or claim pursuant to this Section 7.3 and if such settlement or compromise is effected without the NACC's written consent, which consent shall not be unreasonably withheld or delayed. Any Indemnitee hereunder may proceed directly against NACC under this Article VII without first resorting to any other available rights of indemnification. All indemnities contained in this
Article VII shall continue in full force and effect notwithstanding the expiration or other termination of any Operative Document, or any assignment hereof or thereof, and are expressly


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



made for the benefit of, and shall be enforceable by, each Indemnitee. NACC's obligations under this Article VII shall be that of a primary obligor irrespective of whether an Indemnitee shall also be indemnified with respect to the same matter under this Agreement or any other agreement by any other Person. The indemnities and assumptions of liabilities set forth in this Article VII do not guarantee a residual value of the Facility, any part thereof or the Undivided Interest therein.

                  (c) NACC covenants to pay all amounts due under Section 7.1 within 30 days of the date on which an Indemnitee provides NACC with information sufficient to calculate the amount due and payable under Section 7.1 and to identify the nature of the Expense against which indemnity is sought. With respect to any amount that NACC is requested by an Indemnitee to pay by reason of Section 7.1, the Indemnitee shall, if requested by NACC, submit such additional information to NACC, as NACC may reasonably request properly to substantiate the requested payment.

                  (d) If an Indemnitee shall obtain a refund of all or any part of Expenses payment or indemnity for which shall have been made by the Assuming Person pursuant to Section 7.1, such Indemnitee shall promptly pay to the Assuming Person the amount of such refund including any interest received (unless a Default or an Event of Default shall have occurred and be continuing, in which case such payment need not be made until such Default or Event of Default shall have been cured or waived).

                  Section 7.4 General Tax Indemnity. (a) Payment of Taxes. Except as provided in Section 7.4(b), Lessee agrees to pay free of withholdings attributable to U.S. Federal, state and local income taxes (provided the Indemnitee has provided Lessee with a California Form 590 or a withholding certificate issued by the California Franchise Tax Board in the case of any payment that is otherwise subject to California income tax withholding) and Taxes indemnified in this Section 7.4, and to assume liability for, and to indemnify and hold harmless, each Indemnitee (on an After-Tax Basis) from and against any and all taxes, impositions, fees, levies, imposts, duties, withholding, assessments, or other charges of any nature whatsoever (together with any related interest, penalties, fines or additions to tax) (all the foregoing being herein collectively called "Taxes" or, separately, a "Tax"), including, without limitation, license, filing, recording, documentation and registration fees and sales, use, income, franchise, receipt, rental, value-added, stamp, transfer, leasing, property, excise, or license taxes, imposed on or with respect to or borne by or asserted against any Indemnitee, the Lessee, the Facility, the Site, the Service Facilities, the Host Facilities, the Leasehold Estate, or any parts thereof or the Undivided Interests therein, or upon any Operative Document, or any of them or interest therein, or otherwise by any U.S. Federal taxing authority or any taxing authority in any state or any locality where the Facility or any portion thereof or the Site or any portion thereof is used or located upon arising out of, in connection with or relating to (i) the conduct of the business or affairs of the Lessee, the Facility, the Site, the Service Facilities, the Host Facilities, the Leasehold Estate, or any parts thereof or the Undivided Interests therein, (ii) the construction, acquisition, acceptance, delivery, nondelivery, possession, return, subleasing, modification, transfer of title, rental, purchase, sale, leasing, ownership, maintenance, repair, redelivery, insuring, use, operation, financing or refinancing or mortgaging of all or any part


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of the Facility,  the Site, the Service  Facilities,  the Host  Facilities,  the
Leasehold Estate, or any parts thereof or the Undivided Interests therein, (iii) the manufacture, design, purchase, acceptance, rejection, delivery or condition of or improvement to the Facility, the Site, the Service Facilities, the Host Facilities, the Leasehold Estate, or any parts thereof or the Undivided Interests therein, (iv) the rental payments (including, without limitation, all Interim Rent, Basic Rent, and Supplemental Rent), receipts or earnings arising from the Facility or any portion thereof or any interest therein, Undivided Interest, the Site or any portion thereof or interest therein or payable pursuant to the Lease or in each case, the applications or dispositions thereof, or any other payment or right to receive payment pursuant to the Operative Documents, (v) the Operative Documents or any waivers or covenants with respect thereto or any Indemnitee's interest in the Operative Documents, or the execution, amendment, supplement, issuance, delivery or enforcement of the Operative Documents or (vi) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents.

                  (b) Exclusions  from General Tax Liability.  The provisions of
Section 7.4(a) shall not apply to, and Lessee shall have no liability to any Indemnitee under Section 7.4(a) with respect to: (i) Taxes (other than, in each case, Taxes that are or are in the nature of sales, use, stamp, license, transfer, rental, property or similar taxes) based on, with respect to, or measured by, net income (including, but not limited to, capital gain Taxes, minimum and alternative minimum Taxes, accumulated earnings Taxes, personal holding company Taxes, excess profits Taxes and Taxes measured by items of tax preference); (ii) Taxes, including, without limitation, sales and transfer Taxes, that result from (A) any voluntary transfer by an Indemnitee of any interest in the Trust Estate, Facility, Undivided Interest, the Site or any interest in any other Indemnitee or any portion of any of the foregoing or any interest arising out of the Operative Documents unless such transfer shall have occurred in connection with, or as a result of, an Event of Default or unless such transfer shall be pursuant to the provisions of the Lease, including without limitation, the exercise by the Lessee of any of its purchase options pursuant to the Lease or (B) any involuntary transfer by an Indemnitee of any of the foregoing interests described in clause (A) resulting from any bankruptcy or other proceeding for the relief of debtors in which the Indemnitee is a debtor or any foreclosure by a creditor of the Indemnitee, unless such transfer shall have occurred in connection with or as a result of an Event of Default; (iii) Taxes imposed by any jurisdiction, other than a jurisdiction in which the Facility or any portion thereof or the Site or any portion thereof or interest therein is used or located, as a result of (A) a situs of organization or a place of business (other than a situs of organization or a place of business arising, or deemed to arise, from acquiring the Facility or entering into the transactions contemplated by the Operative Documents) of the Indemnitee or (B) an Indemnitee's engaging in activities in such jurisdiction unrelated to the transactions contemplated by the Operative Documents; (iv) Taxes imposed on an Indemnitee (A) that result from the willful misconduct or gross negligence of such Indemnitee (B) that result from the failure of an Indemnitee to file tax returns in a procedurally proper manner and on a timely basis or to claim a deduction or credit (C) that would not have been imposed but for the failure of an Indemnitee to comply with certification, reporting or other similar requirements of the jurisdiction imposing such Tax if, in the case of each of
(B) and (C), filing or compliance is (I) required by U.S. Federal, state, or local law or (II) otherwise requested by the Lessee and required by application of law as a precondition to any exemption from, or reduction of, Tax, unless either such filing


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or compliance, as the case may be, will cause an Indemnitee adverse consequences determined in its sole discretion exercised in good faith or such failure to file or of compliance, as the case may be, results from a failure of Lessee to satisfy its obligations under Section 7.4(c) hereof or (D) that result directly from a material insufficiency or material inaccuracy of information or records required to be supplied by the Indemnitee hereunder; (v) Taxes that are attributable to any period beginning or circumstance occurring after the expiration or earlier termination of the Lease and, if applicable, the return of the Facility to the Owner Trustee in accordance with the terms of the Lease, unless such Taxes relate to acts, events or matters arising prior to such expiration or termination, as applicable, return or imposed on or with respect to any payments due under the Operative Documents after such time; (vi) Taxes arising as a direct result of an OP Regulatory Event of Loss; (vii) Taxes imposed as a result of the Owner Trust not being treated as a "grantor trust" subject to sections 671 through 679 of the Code (or any successor provisions thereto) for income tax purposes; (viii) Taxes imposed on an Indemnitee as a result of a breach of a representation by such Indemnitee under an Operative Document; (ix) Taxes arising in connection with Lessor Liens; (x) any Tax enacted by its terms or legislative history as a substitute for any Tax as to which Lessee is not liable hereunder pursuant to any exception described in this
Section 7.4(b); (xi) Taxes imposed on or payable by a transferee or assignee of an original Indemnitee to the extent of the excess of such Taxes over the amount of such Taxes that would have been imposed had there not been a transfer by the relevant original Indemnitee (provided, that the exclusion shall not apply to any taxes that result from any transfer in connection with, or as a result of, an Event of Default or to any amount required to be made as payment on an After-Tax Basis); (xii) Taxes that are included in the initial tax basis of the Facility; (xiii) Taxes imposed on, based on, or measured by any fees or other compensation that the Owner Trustee receives for acting as trustee under the Trust Agreement; and (xiv) Taxes for which the Lessee is obligated to indemnify Owner Participant under the Tax Indemnity Agreement.

                  (c) Reports. If any report, return or statement is required to be filed with respect to any Tax imposed on an Indemnitee that is subject to indemnification under this Section 7.4, the Lessee shall timely prepare and file the same (except for any such report, return or statement with respect to which an Indemnitee has notified the Lessee that an Indemnitee intends to prepare and file); provided, that Lessee shall have no obligation to file any such report, return or statement if such Indemnitee, after Lessee's written request therefor within a reasonable time prior to the due date, shall have failed to furnish Lessee with such information as is reasonably available to Lessor and not otherwise available to Lessee and is necessary for the filing of such report, return or statement, or such return would or should have been filed by such Indemnitee even if it had not entered into the transactions contemplated by the Operative Documents. If requested by the Lessee in writing, an Indemnitee shall furnish the Lessee at Lessee's expense with such information reasonably necessary to prepare and file such returns as is reasonably available to such Indemnitee and not within the control of the Lessee. The Lessee shall either timely file such report, return or statement and send a copy of such report, return or statement to an Indemnitee, or, where not so permitted to file, shall timely notify an Indemnitee of such requirement and, if practicable, prepare and deliver such report, return or statement to an Indemnitee within a reasonable period of time and in all events at least five business days prior to the time such report, return or statement is required to be filed. If the Indemnitee shall have


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



notified Lessee of its intention to prepare and file any report, return or statement or in case of any report, return or statement required to be filed by the Indemnitee, the Lessee, at its expense, shall make available or provide to the Indemnitee such information or records within its control or otherwise reasonably available to Lessee and not within the control of the Indemnitee, which information or records are reasonably necessary to prepare and file such report, return or statement. The Lessee shall hold each Indemnitee harmless from and against all liability arising out of any insufficiency or inaccuracy of any report, return or statement if such insufficiency or inaccuracy results from the insufficiency or inaccuracy of information or records required to be supplied by the Lessee.

                  (d) Payments. Any Tax indemnified hereunder shall be paid directly when due to the applicable taxing jurisdiction if direct payment is permitted or shall be reimbursed to an Indemnitee on demand if paid by such Indemnitee. Except as otherwise provided in this Section 7.4, all amounts payable to an Indemnitee under this Section 7.4 shall be paid promptly and in any event within thirty (30) days after receipt by the Lessee of a written demand therefor (but not prior to two days prior to the payment of the Tax), accompanied by a written statement describing in reasonable detail the Tax and the computation of the amount payable (which amount shall, at the Lessee's request, be verified by a nationally recognized "big six" independent accounting firm selected by the Indemnitee and reasonably acceptable to the Lessee at the Lessee's expense). Subject to satisfactory confidentiality agreements, the Indemnitee shall provide the independent accounting firm such information (including information from such tax returns of the Indemnitee) reasonably necessary to verify such computations. Any information provided to such firm by the Indemnitee shall be for its confidential use only and shall not be disclosed to the Lessee or any other person. The parties agree that the sole responsibility of the independent accounting firm shall be to verify the amount of any payment hereunder and that matters regarding interpretation of this Agreement or any other Operative Document is not with in the scope of the independent accounting firm's responsibilities.

                  (e) Contests; Refunds. (i) In the event a taxing jurisdiction makes a claim with respect to any Tax for which the Lessee may be liable under this Section 7.4 (a "Tax Claim"), the Lessee may contest, or cause to be contested, such Tax Claim as set forth herein. In the event any Indemnitee receives written notice of a Tax Claim or potential Tax Claim that may be indemnifiable under this Section 7.4, such Indemnitee shall promptly notify the Lessee thereof. Subject to the preconditions set forth herein, if within thirty
(30) days after its receipt of such notice the Lessee shall request in writing that such Indemnitee contest the imposition of such Taxes, then such Indemnitee shall in good faith contest (including, without limitation, by pursuit of appeals), and shall not settle without the Lessee's consent, the validity, applicability or amount of such Taxes by, at the Indemnitee's option (after consulting in good faith with the Lessee), (A) resisting payment thereof, (B) not paying the same except under protest, if protest shall be necessary and proper, or (C) if payment shall be made, using reasonable efforts to obtain a refund thereof or credit therefor through appropriate administrative and judicial proceedings. Provided (x) title to or interest in the Undivided Interest, the Facility, the Site or any part thereof is not subjected to a material risk of loss or forfeiture (unless the Lessee provides a satisfactory bond or makes other provisions satisfactory (determined, in each case, by each Indemnitee in its sole discretion exercised in good faith) to each Indemnitee to protect


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its interest) (y) there is no risk of the imposition of criminal penalties on an
Indemnitee and (z) the Tax Claim does not involve matters which (A) extend materially beyond, and are unrelated to, the transactions contemplated by the Operative Documents, (B) cannot be resolved independently of the Tax Claim and
(C) if determined adversely could be materially detrimental to the interests of the Indemnitee, notwithstanding indemnification by the Lessee, as reasonably determined by the Indemnitee, after consultation with Lessee, then, subject to the paragraph (iv) of this Section 7.4(e), the Lessee may at its own expense defend against, and contest (including any appeals, other than to the U.S. Supreme Court) the imposition of, or subject to the paragraph (iii) of this
Section 7.4(e), request such Indemnitee to contest (including any appeals, other than to the U.S. Supreme Court) the imposition of, any Tax Claim and in such event no Indemnitee shall be entitled to settle, compromise or pay such Tax Claim so long as such contest is being prosecuted diligently and in good faith.

                  (ii) Any Indemnitee that settles a contest of a Tax Claim required to be contested under this Section 7.4(e) without the consent of the Lessee shall waive its right to indemnification with respect thereto.

                  (iii) In no event shall any  Indemnitee be required to contest the imposition of any Tax for which the Lessee may be obligated to indemnify pursuant to this Section 7.4 unless (A) the Lessee shall have agreed in writing to pay and shall pay to such Indemnitee on demand all reasonable costs and expenses that such Indemnitee incurs in connection with contesting such Tax Claim (including without limitation, all costs, expenses, reasonable legal and accounting fees and disbursements), (B) the anticipated amount of indemnification payments that might be payable with respect to all claims raised in the same audit (together with the amount of all similar and logically related claims that could be raised in any other audit of the Indemnitee) with respect to the Undivided Interest, equals or exceeds $20,000, (C) no Event of Default shall have occurred and be continuing, unless the Lessee shall have provided security that the Indemnitee determines in its sole discretion exercised in good faith to be satisfactory with respect to Lessee's obligation to indemnify the Indemnitee with respect to such imposition, (D) nationally recognized independent tax counsel selected by Lessee and reasonably satisfactory to the Indemnitee shall have furnished to the Indemnitee an opinion, prepared at Lessee's expense, setting forth in reasonable detail the factual and legal basis for the contest, and (E) if such contest shall be conducted in a manner requiring the payment of the Tax Claim, the Lessee shall have paid or made an interest-free advance on an After-Tax Basis the amount required. If the contest described above does not require the payment of a Tax Claim, the provisions of
Section 7.4(a) shall not apply to any Tax so long as it is being contested in accordance with the provisions of this Section 7.4(e).

                  (iv) The Lessee may (or at the request of the Indemnitee, shall) contest, at its own expense and subject to conditions (A), (C) and (E) set forth in paragraph (iii), the validity, applicability or amount of any Taxes in its own name (if permitted by applicable laws and regulations), provided, that the claim can be segregated procedurally from Tax claims for which the Lessee is not obligated to indemnify the Indemnitee and the Indemnitee has reasonably determined that it does not have defenses available to it that are different from or in addition to those available to the Lessee. The Lessee may also contest the validity, applicability or amount


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of any Taxes in the name of an Indemnitee,  provided, that no such proceeding or action relating to such contest in the name of an Indemnitee shall be commenced by the Lessee without the prior written consent of such Indemnitee and any such contest shall be conducted in good faith by and at the expense of the Lessee. If the Lessee exercises its option or, at the Indemnitee's request, is required to pursue a contest in its own name or, with the consent of an Indemnitee in the name of such Indemnitee, each Indemnitee will cooperate in good faith with the Lessee in the pursuit of such contest. The Indemnitee shall have the right to participate in any reasonable manner at its own expense and with its own counsel in any proceeding conducted by the Lessee in accordance with this paragraph.

                  (v) Notwithstanding the foregoing provisions of this Section 7.4, (a) an Indemnitee, in its sole discretion (by written notice to the Lessee), may unconditionally waive its rights to the indemnities set forth in this Section 7.4 with respect to any Tax Claim, and refrain from contesting such Tax Claim, in which event the Lessee shall have no liability to the Indemnitee hereunder with respect to such Tax Claim, it being understood that any such waiver shall be without prejudice to the rights of the Indemnitee with respect to any other Tax Claim and (b) no Indemnitee shall be required to contest any claim if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely pursuant to Section 7.4(e) unless there has been a change in law and the Lessee shall have delivered an opinion of nationally recognized independent tax counsel selected by Lessee and reasonably satisfactory to the Indemnitee prepared at Lessee's expense that, taking into account such previous decision, that it is more likely than not that such claim can be resolved on a basis favorable to the Indemnitee. Each Indemnitee and the Lessee shall consult in good faith with each other concerning each step and decision regarding the conduct of such contest controlled by either, including the forum in which the Tax Claim is most likely to be favorably resolved.

                  (vi) If any Indemnitee shall receive a refund of, or receive a credit for (or would have received such a refund or credit but for a counterclaim or other claim not indemnified by the Lessee hereunder (a "Deemed Refund or Credit")), all or any part of any Taxes paid, reimbursed or advanced by the Lessee, then such Indemnitee shall pay to the Lessee within thirty (30) days of such receipt (or, in the case of a Deemed Refund or Credit, within thirty (30) days of the Final Determination of such claim), an amount equal to the lesser of (I) the amount of such refund or credit or Deemed Refund or Credit plus or minus any net tax benefit or cost (taking into account any Taxes incurred by such Indemnitee by reason of the receipt or accrual of such refund or credit or Deemed Refund or Credit) realized by such Indemnitee as a result of any payment by such Tax Indemnitee made pursuant to this sentence (including this clause (I)) and (II) the amount of such tax payment, reimbursement or advance by Lessee plus any other payment by the Lessee pursuant to this Section
7.4 to such Indemnitee, it being intended that such Tax Indemnitee shall retain a net tax benefit pursuant to this Section 7.4(e) only if the Lessee shall first have been reimbursed for the corresponding tax payment, reimbursement or advance, provided, further, that, if at the time any such payment would be due and payable, an Event of Default shall have occurred and be continuing, the Indemnitee shall hold the amount of such payment as security for the obligations of Lessee to the Lessor under the Operative Documents, and at such time as there shall not be continuing any such Event of Default, shall pay such amount to the Lessee. If, in addition to such refund or credit or Deemed Refund or


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Credit,  as the case may be,  such  Indemnitee  shall  receive  (or  would  have received but for a counterclaim or other claim not indemnified by Lessee hereunder) an amount representing interest on the amount of such refund or credit or Deemed Refund or Credit, as the case may be, such Indemnitee shall pay to the Lessee within thirty (30) days of such receipt or, in the case of a Deemed Refund or Credit, within thirty (30) days of the Final Determination of such claim, that portion of such interest that shall be fairly attributable to Taxes paid, reimbursed or advanced by the Lessee prior to the receipt of such refund or credit or Deemed Refund or Credit. If it is later determined that the Indemnitee was not entitled to such refund or credit or Deemed Refund or Credit, the portion of such refund or credit or Deemed Refund or Credit that is disallowed, reduced, lost, repaid, or recaptured will be treated as Taxes for which the Lessee is obligated to Indemnify the Indemnitee hereunder (subject to the exclusions set forth in clauses (ii) or (iv) of Section 7.4(b)). A "Final Determination" with respect to this Section 7.4(e) shall mean (i) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final after all allowable appeals by either party to the action have been exhausted or the time for filing such appeal has expired or a final administrative determination where no judicial appeal of that determination is available, (ii) a closing agreement or any other settlement agreement entered into in connection with an administrative or judicial proceeding and with the consent of the Lessee in circumstances in which such consent is required under Section 7.4 of this Agreement, (iii) the expiration of the time for instituting suit with respect to the claimed deficiency, or (iv) the expiration of the time for instituting a claim for refund, or if such claim was filed, the expiration of the time for instituting suit with respect thereto.

                  (f) Tax Savings. To the extent not already taken into account in computing After-Tax Basis, any payment that the Lessee shall be required to make to any Indemnitee with respect to any Tax that is subject to indemnification under this Section 7.4 shall reflect any current Tax savings of such Indemnitee resulting by way of allocation or apportionment, deductions, credits or other tax benefits attributable to such indemnified Tax or the circumstances thereof that are currently available to reduce any Taxes for which the Lessee is not required to indemnify such Indemnitee pursuant to this Section
7.4. If by reason of the incurrence of any Tax for which the Indemnitee is indemnified hereunder or any payment made to or for the account of an Indemnitee by the Lessee pursuant to this Section 7.4, such Indemnitee at any time realizes a reduction in any Taxes for which the Lessee is not required to indemnify such Indemnitee pursuant to this Section 7.4, which reduction in Taxes was not taken into account in computing such payment by the Lessee to or for the account of such Indemnitee, then such Indemnitee shall promptly pay to the Lessee an amount equal to such reduction in Taxes, plus the amount of any additional Tax savings of such Indemnitee attributable to any payment made by such Indemnitee to the Lessee pursuant to this sentence; provided, however, that an Indemnitee shall not be obligated to make any payment pursuant to this Section 7.4(f) to the extent that the amount of such payment would exceed (x) the amount of all prior payments by the Lessee to the Indemnitee and any Affiliate thereof pursuant to this Section 7.4, less (y) the amount of all prior payments by the Indemnitee and any Affiliate thereof to the Lessee under this Section 7.4(f), provided, that, if at the time any such payment would be due and payable, an Event of Default shall have occurred and be continuing, the Indemnitee shall hold the amount of such payment as security for the obligations of Lessee to the Lessor


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



under the Operative Documents, and at such time as there shall not be continuing any such Event of Default, shall pay such amount to the Lessee. Any such excess described in clause (ii) of the immediately preceding sentence shall be carried forward and reduce the Lessee's obligation to make subsequent payments to the Indemnitee and any Affiliate thereof pursuant to this Section 7.4. The loss, disallowance, reduction, repayment or recapture of any Tax savings with respect to which an Indemnitee has made a payment to Lessee hereunder or which was taken into account in calculating any indemnity payment under this Section 7.4 shall be treated as a Tax for which the Lessee is obligated to indemnify such Indemnitee hereunder without regard to the exclusions provided in Section 7.4(b).

                  (g) Reimbursements by Indemnitees Generally. If, for any reason, the Lessee is required to make any payment with respect to any Taxes imposed on any Indemnitee, which taxes are not the responsibility of the Lessee under this Section 7.4, then such Indemnitee shall pay to the Lessee an amount that equals the amount paid by the Lessee with respect to such Taxes.

                  Section 7.5 Survival. The provisions of this Article VII shall survive the expiration or termination of this Participation Agreement, the Lease and the other Operative Documents.


                                  ARTICLE VIII

                    LIMITATION OF LIABILITY OF OWNER TRUSTEE

                  It is expressly understood and agreed by and among the parties hereto that, except as otherwise expressly provided herein or in the other Operative Documents, (a) this Participation Agreement and the other Operative Documents (other than the Trust Agreement) to which Owner Trustee is a party are executed by the Trust Company, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement in the exercise of the power and authority conferred and vested in it as Owner Trustee, (b) each and every agreement, covenant, representation and warranty made by Owner Trustee in this Participation Agreement or any other Operative Document to which it is a party (except the Trust Agreement) is made and intended not as a personal agreement, covenant, representation and warranty by Trust Company, or for the purpose or with the intention of binding Trust Company personally, but is made and intended for the purpose of binding only the Trust Estate, (c) actions to be taken by Owner Trustee pursuant to its obligations under this Participation Agreement or the other Operative Documents to which it is a party (except the Trust Agreement) may, in certain circumstances set forth herein or in the other Operative Documents to which it is a party, be taken by Owner Trustee only upon specific authority of Owner Participant, (d) nothing contained in the Operative Documents shall be construed as creating any liability on Trust Company, individually or personally, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director, of Trust Company to perform any covenants either express or implied contained herein, all such liability, if any, being expressly waived by the other parties hereto and by any Person claiming by, through or under them, and (e) the


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parties  hereto and any  Person  claiming  by,  through or under them shall look solely to the Trust Estate for the performance of any obligation under this Participation Agreement or any other Operative Document; provided, however, that nothing in this Article VIII shall be construed to limit in scope or substance the general corporate liability of Trust Company in respect of (i) its gross negligence or willful misconduct or its negligent handling of monies, (ii) those representations, warranties and covenants of Trust Company in its individual capacity set forth herein or in any of the other Operative Documents to which it is a party, (iii) the consequences of its own acts or omissions in breach of the Trust Agreement or constituting bad faith, (iv) any Tax based on or measured by any fees, commission or compensation received by it for acting as trustee in connection with any of the transactions contemplated by the Operative Documents. Nothing in this Article VIII shall be deemed to prevent any party hereto from having recourse to and seeking enforcement against the Trust Estate of any covenants, agreements and conditions required to be performed or observed by the Owner Trustee (in its individual capacity and as the Owner Trustee) in this Participation Agreement and the other Operative Documents.


                                   ARTICLE IX

                                  MISCELLANEOUS

                  Section 9.1 Notices. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof shall be in writing, and all such communications and all payments shall be deemed to have been duly given (w) when delivered personally, (x) when telecopied (and confirmed) or (y) if delivered otherwise, when actually received, and addressed as follows:

                  If to NACC,

                  North American Chemical Company
                  8300 College Boulevard
                  Overland Park, Kansas  66210
                  Attention: Vice President/Assistant Treasurer
                  Telecopy No.: (913) 338-7921
                  Bank:             Barclays Bank PLC
                                    ABA No. 026 002 574
                                    Account for Payment: 050 785 737

                  If to HCNA:

                  Harris Chemical North America, Inc.
                  399 Park Avenue, 32nd Floor
                  New York, New York  10022
                  Attention: Chief Financial Officer or Treasurer
                  Telecopy No.: (212) 207-6440
                  Bank:    Barclays Bank PLC


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



                           Account for Payment: 050 785 737
                           ABA No. 026 002 574

                  If to Owner Participant:

                  [                         ]
                  Attention:  [                    ]
                  Telephone:  [               ]
                  Telecopy No.:  [               ]
                  Bank:     [                         ]
                  Account for Payment: [                ]
                  ABA No.: [               ]

                  If to Owner Trustee:

                  U.S. Trust Company of California, N.A.
                  515 South Flower Street
                  Suite 2700
                  Los Angeles, California 90071
                  Attention:  Ms. Sandra Leess
                  Telecopy No: (213) 489-3371

                  and

                  U.S. Trust Company of California, N.A.
                  c/o U.S. Trust Company of New York
                  114 West 47th Street
                  New York, New York 10036
                  Attention: Mr. Louis P. Young
                  Telecopy No.: (212) 852-1627

                  Bank:    Chase Manhattan Bank
                  ABA No.: 021000021
                  Account for Payment: 920-1-073-195
                  Reference: For credit to Searles Valley Trust (1996)
                                    Account Number: [               ]


with a copy to Owner Participant (receipt of such copy, however, is not notice to Owner Participant in its capacity as such). From time to time, any party hereto may designate a new address for payment or for purposes of notice hereunder by giving notice to each of the other parties.

                  Section 9.2 Counterparts; Reproduction of Documents. This Participation Agreement may be executed by the parties hereto in separate counterparts, each of which when


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



so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The Operative Documents and all documents relating thereto, including without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by Owner Participant at the closing on the Closing Date, and (c) financial statements, certificates and other information previously or hereafter furnished to Owner Participant, may be reproduced by Owner Participant by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and Owner Participant may destroy any original documents so reproduced. Each party hereto agrees and stipulates that any such reproduction shall be admissible in evidence as an original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by Owner Participant in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  Section 9.3 Further Assurances. Each party hereto will promptly and duly execute and deliver all such documents and assurances and take such further action as may be necessary or appropriate in order to carry out more effectively the intent and purpose of the Operative Documents and to establish and protect the rights and remedies created or intended to be created thereunder.

                  Section 9.4 Quiet Enjoyment. Each of Owner Participant and Owner Trustee covenants that during the Lease Term and so long as no Event of Default has occurred and is continuing, NACC shall peaceably and quietly have, hold and enjoy the Facility as lessee in possession, free from molestation, hindrance, eviction or disturbance by Lessor or by any other Person or Persons lawfully claiming by, through or under Owner Trustee or Owner Participant.

                  Section 9.5 Survival. All warranties, representations, covenants and indemnities made by any party herein or in any certificate or other instrument delivered by such party or on the behalf of such party pursuant to this Participation Agreement shall be considered to have been relied upon by each other party hereto (notwithstanding any investigation made by any party hereto or to any of the other Operative Documents or the fact that any such party may waive compliance with any of the terms and conditions of any of the Operative Documents) and shall survive the execution and delivery of this Participation Agreement and the other Operative Documents and the consummation of the transactions contemplated by this Participation Agreement or any other Operative Document.

                  Section 9.6 Confidentiality. (a) For purposes of this Section 9.6, "Confidential Information" means information delivered to the Owner Participant, the Owner Trustee or the Power Contract Trustee by or on behalf of NACC, HCNA or any Affiliate or Subsidiary of NACC or HCNA in connection with the transactions contemplated by this Participation Agreement that is proprietary in nature and that was marked or labeled or otherwise adequately identified when received by such Person as being confidential information of NACC, HCNA or any of their Subsidiaries or Affiliates, provided that such term does not include information that (a) was publicly known or otherwise known to such Person prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Person or any


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



person  acting on behalf of such Person,  (c)  otherwise  becomes  known to such
Person other than through disclosure by NACC, HCNA or any Affiliate or Subsidiary of NACC or HCNA or (d) constitutes financial statements that are otherwise publicly available. Owner Participant, Owner Trustee and the Power Contract Trustee will maintain the confidentiality of such Confidential Information; provided, however, that nothing herein or in any such confidentiality agreement shall prevent or be construed to prevent Owner Participant or Owner Trustee from providing information (i) to any Affiliate of such Person (to the extent such disclosure reasonably relates to the administration of the investment represented by the Lease Financing Documents) or to any transferee of such Person (or prospective transferee of such Person) that agrees to be similarly bound or executes and delivers an appropriate confidentiality agreement, (ii) upon the order, request or demand of, or in connection with any investigation or audit by, any Authority, (iii) that is in the public domain other than through any violation hereof or of any such confidentiality agreement or through any other action, in any such case, by such Person, (iv) that has been obtained from any Person that is not a party to this Agreement or an Affiliate of any such party and who was not, to the knowledge of Owner Participant or Owner Trustee (as the case may be), similarly bound, (v) in connection with the exercise of any remedy hereunder or under any other Operative Document, to the extent such Person may reasonably determine such disclosure to be necessary or appropriate in the enforcement or for the protection of its rights and remedies under the Lease Financing Documents, (vi) as expressly contemplated by this Agreement or any other Operative Document,
(vii) to any prospective purchaser or lessee of the Facility or Owner Participant's interest therein, provided, that such purchaser or lessee shall have agreed in writing to be bound by the provisions of this Section 9.6 or
(viii) to the auditors or attorneys of such Person who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 9.6(a). The agreements and obligations of the parties contained in this Section 9.6(a) shall survive the termination of this Participation Agreement for a period of two years.

                  (b) Publicity Materials. Except as required by Applicable Law, each of NACC and HCNA hereby agrees that it will not, and will not permit any one acting on its behalf, to issue, authorize or release for external publication or distribution any article, press release, advertising or other publicity material in any media disclosing the name of the Owner Participant or its Affiliates, without the prior written consent of the Owner Participant.

                  Section 9.7 Intentionally Omitted.

                  Section 9.8 Amendments. Neither this Participation Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by each party hereto; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to each party hereto. NACC agrees that it shall not amend the Other Lease without the consent of the Owner Participant.

                  Section 9.9 Headings, etc. The Table of Contents and headings of the various Sections of this Participation Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

                  Section 9.10 Successors and Assigns. The terms of this Participation Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

                  Section 9.11 Governing Law; Consent to Jurisdiction; Service of Process; Waiver of Immunities. (a) This Participation Agreement shall be construed in accordance with and governed by the laws of the State of New York.

                  (b) Each of the parties hereto hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in New York City and, in the event it is a defendant, of any court of its corporate domicile and the appellate courts of any such jurisdiction, over any suit, action or proceeding arising out of or relating to this Participation Agreement or the other Operative Documents. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that HCNA or NACC has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, HCNA and NACC each irrevocably waives such immunity in respect of its obligations hereunder. Each of the parties hereto agree that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon such party, and may be enforced in any court the jurisdiction of which such party, is subject by a suit upon such judgment or in any manner provided by law, provided, that service of process is effected upon such party as permitted by law, or in the case of HCNA or NACC, in the manner specified in the following subsection or as otherwise permitted by law.

                  (c) As long as any obligation of NACC or HCNA exists under the Operative Documents, each of HCNA and NACC will at all times have an authorized agent in New York City, upon whom process may be served in any legal action or proceeding arising out of or relating to this Participation Agreement. Service of process upon such agent and written notice of such service mailed or delivered to HCNA or NACC, respectively, shall to the extent permitted by law be deemed in every respect effective service of process upon HCNA and NACC, respectively, in any such legal action or proceeding. Each of HCNA and NACC hereby irrevocably appoints CT Corporation System as its agent for such purpose, and covenants and agrees that service of process in any suit, action or proceeding may be made upon such party at the office of such agent at 1633 Broadway, New York, New York 10019, U.S.A. Notwithstanding the foregoing, HCNA or NACC may, with prior written notice to the Trustee, terminate the appointment of CT Corporation System and appoint another agent for the above purposes so that HCNA and NACC shall each at all times have an agent for the above purposes in New York City.

                  (d) Each of HCNA and NACC hereby irrevocably waives, to the fullest extent permitted by law, any requirement or other provision of law, rule, regulation or practice which requires or otherwise establishes as a condition to the institution, prosecution or completion of any suit, action or proceeding (including appeals) arising out of or relating to this Participation

Agreement or the other Operative Documents, the posting of any bond or the furnishing, directly or indirectly, of any other security.

                  Section 9.12 Severability. Any provision of this Participation Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, each of the parties hereto hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

                  Section 9.13 Waiver of Trial by Jury. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

                  Section 9.14 Obligation of Owner Participant to Return Letter of Credit. Owner Participant agrees for the benefit of NACC and HCNA that it shall return the Letter of Credit as required pursuant to the Lease.


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



                  IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the date and year first above written.



                                       NORTH AMERICAN CHEMICAL COMPANY


                                       By:  ____________________________________
                                            Name:
                                            Title:



                                       HARRIS CHEMICAL NORTH AMERICA, INC.


                                       By:  ____________________________________
                                            Name:
                                            Title:



                                       [OWNER PARTICIPANT]


                                       By:  ____________________________________
                                            Name:
                                            Title:



                                       U.S. TRUST COMPANY OF CALIFORNIA, N.A., not in its individual capacity except to the extent expressly provided herein, but solely as Owner Trustee under the Trust Agreement


                                       By:  ____________________________________
                                            Name:
                                            Title:

                                   SCHEDULE I


                               Pricing Assumptions
































                                 Schedule I - 1

                                   SCHEDULE II


                             Certain Permitted Liens






























                                 Schedule II - 1

                                 SCHEDULE 4.1(l)


                             Environmental Approvals































                               Schedule 4.1(l) - 1

                                 SCHEDULE 4.1(o)


                                     Filings






























                               Schedule 4.1(o) - 1

                                 SCHEDULE 5.1(c)


                                    Consents






























                               Schedule 5.1(c) - 1

                                 SCHEDULE 5.1(q)


                              Condition of Facility






























                               Schedule 5.1(q) - 1

                                 SCHEDULE 5.1(u)


                            Environmental Compliance






























                               Schedule 5.1(u) - 1

                                SCHEDULE 5.1(aa)


                           Restrictions and Covenants






























                              Schedule 5.1(aa) - 1

                                SCHEDULE 5.1(bb)


                               Pending Assessments






























                              Schedule 5.1(bb) - 1